    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1999.


                                                      REGISTRATION NO. 333-75105
                                                   REGISTRATION NO. 333-75105-01
                                                   REGISTRATION NO. 333-75105-02

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                             POGO PRODUCING COMPANY
                                  POGO TRUST I
                                 POGO TRUST II

           (Exact name of Registrants as specified in their charters)


                      DELAWARE                                             74-1659398
                      DELAWARE                                             76-6147691
                      DELAWARE                                             76-6147690
  (State or other jurisdiction of incorporation or            (I.R.S. Employer Identification No.)
                    organization)
                                                                     GERALD A. MORTON, ESQ.
                                                                      VICE PRESIDENT--LAW
                                                                    AND CORPORATE SECRETARY
                 5 GREENWAY PLAZA,                                   POGO PRODUCING COMPANY
                     SUITE 2700                                   5 GREENWAY PLAZA, SUITE 2700
                HOUSTON, TEXAS 77046                                  HOUSTON, TEXAS 77046
                   (713) 297-5000                                        (713) 297-5017
                (713) 297-4900 (FAX)                                  (713) 297-4970 (FAX)

(Address, including zip code, and telephone number,    (Name, address, including zip code, and telephone
                      including                                              number,
   area code, of Registrants' principal executive          including area code, of agent for service)
                       offices)


                                    COPY TO:
                            Stephen A. Massad, Esq.
                             Baker & Botts, L.L.P.
                              3000 One Shell Plaza
                                 910 Louisiana
                           Houston, Texas 77002-4995
                                 (713) 229-1234
                              (713) 229-1522 (Fax)
                           --------------------------

    Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                           --------------------------


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE



    The registration statement contains two forms of prospectuses to be used in connection with offerings of the following securities:



(1) Common stock, debt securities (consisting of senior debt securities and subordinated debt securities), and preferred stock of Pogo Producing Company. Common stock is being registered solely for issuance upon conversion of any securities sold under this registration statement that are convertible into common stock.



(2) Preferred securities of Pogo Trust I or Pogo Trust II, junior subordinated debt securities of Pogo Producing Company and the guarantees by Pogo Producing Company of preferred securities issued by Pogo Trust I or Pogo Trust II.

                  SUBJECT TO COMPLETION, DATED APRIL 30, 1999


PROSPECTUS

                                  $250,000,000
                             POGO PRODUCING COMPANY


                                Debt Securities
                                Preferred Stock
                                  Common Stock




CONSIDER CAREFULLY THE RISK         THE OFFERING
FACTORS BEGINNING ON PAGE 3.        Pogo Producing Company may offer:
The information in this prospectus  -   our senior unsecured debt securities,
is not complete and may be          subordinated unsecured debt securities, or other
changed. We may not sell these          unsecured indebtedness, which may be convertible
securities until the registration       into common stock
statement filed with the            -   shares of our preferred stock, which may be
Securities and Exchange Commis-         convertible into common stock
sion is effective. This prospectus  The common stock trades on the New York Stock
is not an offer to sell these       Exchange and the Pacific Stock Exchange under the
securities and it is not            symbol "PPP".
soliciting an offer to buy these
securities in any state where the
offer or sale is not permitted.
We will provide additional terms
of our securities in one or more
supplements to this prospectus.
You should read this prospectus
and the related prospectus
supplement carefully before you
invest in our securities. This
prospectus may not be used to
offer and sell our securities
unless accompanied by a prospectus
supplement.


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is             , 1999

                               TABLE OF CONTENTS
                                   PROSPECTUS


                                                                                                                PAGE
                                                                                                                -----
About This Prospectus......................................................................................           2

Risk Factors...............................................................................................           3

About Pogo Producing Company...............................................................................           5

Where You Can Find More Information........................................................................           6

Incorporation of Documents by Reference....................................................................           6

Forward-looking Statements.................................................................................           7

Use of Proceeds............................................................................................           8

Ratio of Earnings to Fixed Charges.........................................................................           8

Description of Capital Stock...............................................................................           9

Description of Debt Securities.............................................................................          12

Plan of Distribution.......................................................................................          21

Legal Matters..............................................................................................          23

Experts....................................................................................................          23


                            ------------------------

                             ABOUT THIS PROSPECTUS


    This prospectus is part of a registration statement filed by Pogo Producing Company with the Securities and Exchange Commission using a "shelf" registration process that registers debt securities and preferred stock, any of which may be convertible into our common stock, and each of which may be sold under this prospectus. It also registers preferred securities of Pogo Trust I and Pogo Trust II and junior subordinated debt securities and guarantees of Pogo Producing that may be sold under a separate trust prospectus. Under this shelf process, we may sell any combination of the securities described in this prospectus or the related trust prospectus, either separately or in units, in one or more offerings up to an aggregate initial offering price of $250,000,000. This prospectus provides you with a general description of the debt and equity securities that this prospectus covers. Each time we use this prospectus to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."



    The registration statement that contains this prospectus, including the exhibits to that registration statement, contains additional information about us and the securities. You can read that registration statement at the SEC's web site or at the SEC's offices mentioned under the heading "Where You Can Find More Information."

                                  RISK FACTORS



    YOUR INVESTMENT IN ANY OF THE SECURITIES INVOLVES MANY RISKS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THOSE IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE DECIDING WHETHER AN INVESTMENT IN THAT SECURITY IS SUITABLE FOR YOU.



WE ARE ADVERSELY AFFECTED BY LOW OIL AND GAS PRICES



    Commencing in 1997, and continuing through early this year, the average prices we received for our production generally declined. Recently, oil prices have improved somewhat, but they remain low by historic standards. Our profitability and cash flow depend greatly on the market prices of crude oil and natural gas. The drop in oil and gas prices has had a serious adverse effect on our cash flow and profitability. Sustained periods of continued low prices could seriously affect our operations and financial condition. This could result in a further reduction in funds available under our bank credit agreement. Oil and natural gas market prices have historically been seasonal, cyclical and volatile. They depend on many factors that we cannot control such as weather and economic, political and regulatory conditions.



CHEVRON WILL SOON BECOME THE OPERATOR OF OUR THAILAND BLOCK B8/32 CONCESSION,
  AND WE NOW SHARE CONTROL OVER DECISION-MAKING WITH CHEVRON



    Chevron Corporation recently acquired Rutherford-Moran Oil Corporation, one of our joint venture partners in Thailand. In connection with the acquisition, we agreed to transfer operatorship of the Block B8/32 Concession in Thailand to Chevron on or about September 30, 1999, subject to Thai governmental approval. In the new joint operating agreement governing the concession both Chevron and Pogo Producing, based on current ownership interests, must jointly agree on most major decisions, including capital budgets and drilling decisions. If we and Chevron are unable to agree on these matters, it could slow the pace of development of the concession and adversely affect our future results.



OPERATORS OF OUR PROPERTIES OUTSIDE OF THAILAND THAT WE DO NOT OPERATE MAY ACT
  IN WAYS THAT ARE NOT IN OUR BEST INTERESTS



    We do not operate a significant percentage of our oil and gas properties outside of Thailand. We have limited influence over operations on some of those properties. Our limited influence on non-operated properties could result in the following:



    - the operator may initiate exploration or development projects on a slower schedule than we prefer



    - the operator may propose to drill more wells or build more facilities on a project than we have funds for, which may mean that we cannot participate in those projects or share in a substantial share of the revenues from those projects



    - if the operator refuses to initiate an exploration or development project we may not be able to pursue the project



Any of these events could significantly affect our anticipated exploration and development activities and the economic value of those properties to us.



IF OUR PARTNERS HAVE LIQUIDITY AND CASH FLOW PROBLEMS, WE MAY HAVE DIFFICULTY
  FINANCING AND DEVELOPING OUR PROJECTS



    Due to the recent decline in oil and gas prices, some of our partners, particularly the smaller ones, are experiencing liquidity and cash flow problems. These problems may lead to their attempting to delay or slow down the pace of drilling or project development to a point that we believe is detrimental to the project. In most cases, we have the ability to influence the pace of development through our joint operating agreements. In addition, some partners may be unwilling or unable to pay their share of the costs of projects as they become due. At worst, a partner may declare bankruptcy and refuse or be unable to pay its share of the costs of a project. We could then be required to pay that partner's share of the project costs.



WE MAY NOT BE ABLE TO REPLACE OUR RESERVES OR GENERATE CASH FLOW IF WE ARE
  UNABLE TO RAISE THE FUNDS NECESSARY TO MEET OUR SUBSTANTIAL CAPITAL
  REQUIREMENTS



    We require substantial capital to replace our reserves and generate sufficient cash flow to meet our financial obligations. If we cannot generate sufficient cash flow from operations or raise funds externally in the amounts and at the times needed, we may not be able to replace our reserves or meet our financial obligations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our report on Form 10-K for the year ended December 31, 1998.



WE MAY NOT BE ABLE TO PROFITABLY MARKET AND SELL ALL OF THE NATURAL GAS PRODUCED
  FROM OUR CONCESSION IN THAILAND



    We may not be able to successfully and profitably process, transport and market all the oil and gas we find and produce on our concession in the Gulf of Thailand. Currently, the only buyer for the natural gas we produce is The Petroleum Authority of Thailand, which maintains a monopoly over gas transmission and distribution in Thailand. Although to date, the Petroleum Authority has purchased all of the natural gas that we are capable of producing, we cannot assure you that it will continue to do so.



OUR GAS SALES AGREEMENT IN THAILAND REQUIRES US TO SELL A PORTION OF OUR
  THAILAND PRODUCTION AT A REDUCED PRICE BECAUSE WE ARE NOT MEETING OUR MINIMUM DELIVERY REQUIREMENTS



    We are currently receiving a reduced price on a portion of our current production in Thailand because we and our joint venture partners have delivered less natural gas than the Petroleum Authority has nominated under our gas sales agreement. If we and our partners fail to deliver the minimum quantities under the gas sales agreement, the Petroleum Authority has the right to reduce the purchase price on an equivalent amount of subsequent deliveries to 75% of the contract price. Since October 1, 1998, we have not been able to meet our contractual minimum delivery obligations for a number of reasons, including declining production from existing wells, the need to shut-in existing wells while drilling or working over additional wells from the same platform and our decision to emphasize oil and condensate production from the Tantawan Field. This has resulted in our receiving a lower price for our Thailand natural gas production than would otherwise be the case. We currently anticipate that this situation will be resolved when production commences from the Benchamas Field in the third quarter of 1999, but we can give you no assurance that this will occur.



    The Petroleum Authority has paid to construct lateral pipelines from its main pipeline to the Tantawan Field and the Benchamas Field and has agreed to purchase the gas produced from these fields. If we and our joint venture partners do not deliver the specified quantity of reserves under our gas sales agreement with the Petroleum Authority, we may have to reimburse the Petroleum Authority a part of its costs for the construction of these lateral pipelines.



EVENTS IN SOUTHEAST ASIA CAN HURT OUR CASH FLOW



    Beginning in 1997, Southeast Asia in general, and the Kingdom of Thailand in particular, have experienced severe economic difficulties. These problems include sharply reduced economic activity, illiquidity, highly volatile foreign currency exchange rates and unstable stock markets. Economic difficulties in Thailand and the volatility of the Thai Baht, Thailand's currency, against the U.S. dollar will continue to have a material impact on our Thailand operations and the prices we receive for our oil and gas production there.



OUR BUSINESS COULD BE ADVERSELY AFFECTED BY OUR YEAR 2000 RISKS



    We use computer systems, specialized software, embedded processors and related technologies for revenue-generating activities. Like most other companies, we are striving to ensure that these computer-related systems are able to recognize and process date-sensitive information properly as the year 2000 approaches. Systems that do not properly recognize and process this information could generate erroneous data or even fail. We have not completed our year 2000 assessment, and we cannot assure you that all our systems and applications will continue without interruption due to the year 2000 problem. If some of our systems and applications, or those of third parties of business importance to us, do not comply in a timely manner and if we are unable to develop adequate contingency plans for our various business units, the year 2000 issue could have a material adverse effect on our operations.



MAINTAINING RESERVES AND REVENUES IN THE FUTURE DEPENDS ON SUCCESSFUL
  EXPLORATION AND DEVELOPMENT



    We must continually acquire or explore for and develop new oil and natural gas reserves to replace those produced and sold. Our hydrocarbon reserves and revenues will decline if we are not successful in our drilling, acquisition or exploration activities. Although we have historically maintained our reserves base primarily through successful exploration and development operations, we cannot assure you that our future efforts will be similarly successful.



WE ARE SUBJECT TO CASUALTY RISKS IN OUR ONSHORE AND OFFSHORE ACTIVITIES.



    Our operations are subject to inherent casualty risks such as blowouts, fires, explosions and marine hazards. If they occur, these events could result in substantial financial losses due to personal injury, property damage, environmental discharge or suspension of operations. Because we are a relatively small oil and gas company, the impact on us of one of these events could be significant. We are not fully insured against all casualty risks incident to our business.



YOU SHOULD NOT PLACE UNDUE RELIANCE ON OUR RESERVE DATA BECAUSE THEY ARE
  ESTIMATES



    No one can measure underground accumulations of oil and gas in an exact way. Projecting future production rates and the timing of development expenditures is also an uncertain process. Accuracy of reserve estimates depends on the quality of available data and on economic, engineering and geological interpretation and judgment. As a result, our reserve estimates often differ from the quantities of oil and gas we ultimately recover. Estimates of other engineers might differ materially from those of our independent reserve engineers, Ryder Scott Company Petroleum Engineers. Ryder Scott may make material changes to reserve estimates based on changes in oil and gas prices, new technology and the results of actual drilling, testing, and production. To estimate economically recoverable reserves, we also make various assumptions regarding future oil and gas prices, production levels, and operating and development costs that may prove incorrect. Any significant variance from those assumptions could greatly affect our estimates of economically recoverable reserves and future net revenues.



                          ABOUT POGO PRODUCING COMPANY



    We are an independent oil and gas exploration and production company, based in Houston, Texas. Incorporated in 1970, we have, in recent years, established a record of increasing our proven hydrocarbon reserves, principally through exploration, exploitation and development of our properties and the selective acquisition of additional interests in producing properties in which we already have an interest. Through a portfolio of domestic and international properties, we concentrate our efforts on a mix of both offshore and onshore opportunities which provide a balanced exposure to oil and natural gas production. In recent years, we have concentrated our efforts in selected areas where we believe that our expertise, competitive acreage position, or ability to quickly take advantage of new opportunities offer the possibility of relatively high rates of return. Domestically, we have an extensive Gulf of Mexico reserve and acreage position and we are also active in the Permian Basin of southeast New Mexico and west Texas and in other selected areas of Texas and Louisiana. Through our subsidiary Thaipo Limited, we own an interest in the 734,000 acre Block B8/32 Concession license in the Gulf of Thailand where we currently serve as operator. Subject to approval by the government of Thailand, Thaipo has agreed to transfer operatorship of the Thailand concession to a subsidiary of Chevron on or about September 30, 1999. Through other subsidiaries we also own interests in approximately 142,000 gross acres in Canada, 780,000 acres in Hungary and 113,000 gross acres in the United Kingdom sector of the North Sea.



BUSINESS STRATEGY



    Our strategy is to maximize profitability and shareholder value by:



    - increasing hydrocarbon production levels, leading to increased revenues, cash flow and earnings



    - replacing and expanding our proven hydrocarbon reserves base



    - maintaining appropriate levels of debt and interest, and controlling overhead and operating costs, and



    - expanding exploration and production activities into new and promising geographic areas consistent with our expertise.



    You should consider carefully the information under the caption "Risk Factors." One or more of those risks could negatively impact our ability to implement successfully our business strategy described above.



    Pogo Producing's principal executive offices are located at the following address:


          Pogo Producing Company
           5 Greenway Plaza, Suite 2700
           Houston, Texas 77046
           (713) 297-5017


    Additional information concerning us and our subsidiaries is included in our reports and other documents incorporated by reference in this prospectus. See "Where you can Find More Information" and "Incorporation of Certain Documents by Reference."



                      WHERE YOU CAN FIND MORE INFORMATION



    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at HTTP://WWW.SEC.GOV. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.



                    INCORPORATION OF DOCUMENTS BY REFERENCE



    We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we subsequently file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:



    - Our Annual Report on Form 10-K for the year ended December 31, 1998;



    - The description of our common stock contained in our registration statement on Form 8-A, as may be amended from time to time to update that description;



    - The descriptions of our rights associated with our common stock contained in our registration statement on Form 8-A, as may be amended from time to time to update that description.

    You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:



          Pogo Producing Company
           Corporate Secretary
           5 Greenway Plaza, Suite 2700
           Houston, Texas 77046
           (713) 297-5017



    You should rely only on the information incorporated by reference or in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.


                           FORWARD-LOOKING STATEMENTS


    This prospectus and the accompanying prospectus supplement contain and incorporate by reference forward-looking statements. We intend the use of any of the words "anticipate," "estimate," "expect," "may," "project," "believe" and similar expressions to identify uncertainties. Although we believe the expectations reflected in those forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and we cannot assure that those expectations will prove to have been correct. Our actual results could differ materially from those anticipated in those forward-looking statements. The following are some of the factors that could cause actual results to differ from those expressed or implied in the forward-looking statements contained in this prospectus or the accompanying prospectus supplement:


    - the cyclical nature of the oil and natural gas industries


    - uncertainties associated with the United States' and worldwide economies



    - current and potential governmental regulatory actions in countries where we own an interest


    - substantial competitor production increases resulting in oversupply and declining prices


    - our ability to implement cost reductions



    - our ability to raise additional capital or sell assets



    - operating interruptions, including leaks, explosions, fires, mechanical failure, unscheduled downtime, transportation interruptions, and spills and releases and other environmental risks



    - fluctuations in foreign currency exchange rates in areas of the world where we own an interest, particularly Southeast Asia



    - covenant restrictions in our indebtedness


    - the impact of the Year 2000 issue


    Many of those factors are beyond our ability to control or predict. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on those statements or present or prior earnings levels.



    All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus and the accompanying prospectus supplement.

                                USE OF PROCEEDS


    Unless we inform you otherwise in any prospectus supplement, we anticipate that any net proceeds from the sale of securities under this prospectus will be used for general corporate purposes, such as:


    - repayments or refinancings of indebtedness

    - working capital

    - capital expenditures


    - acquisitions



    - repurchases or redemptions of our equity securities


    - investment in short-term securities

                       RATIO OF EARNINGS TO FIXED CHARGES


    Our consolidated ratios of earnings to fixed charges for the periods shown are as follows:

                                                                                         YEAR ENDED DECEMBER 31,
                                                                                ------------------------------------------
                                                                                  1994       1995       1996       1997
                                                                                ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges............................................       5.1x       2.1x       4.6x       3.2x


                                                                                  1998
                                                                                ---------
Ratio of earnings to fixed charges............................................         (1)

------------------------

(1) Earnings are insufficient to cover fixed charges by $80,230,000.


    For purposes of this ratio, earnings are defined as income before income taxes plus fixed charges excluding capitalized interest. Fixed charges consist of interest expense and the estimated interest component of rent expense.

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED AND OUTSTANDING CAPITAL STOCK


    Pogo Producing's authorized capital stock consists of:



    - 100,000,000 shares of common stock, par value $1.00 per share, of which 40,141,061 shares were issued and outstanding as of March 31, 1999



    - 2,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued or outstanding



    We have summarized selected aspects of Pogo Producing's capital stock below. The summary is not complete. For a complete description, you should refer to Pogo Producing's Restated Certificate of Incorporation and Bylaws, which Pogo Producing has filed with the SEC and which are available upon request.


COMMON STOCK


    The holders of common stock are entitled to any dividends declared from time to time in the discretion of Pogo Producing's board of directors out of funds legally available for that purpose, subject to any preferential rights of any outstanding shares of Pogo Producing's preferred stock. Holders of common stock are entitled to share ratably in Pogo Producing's net assets upon liquidation after the liquidator pays or provides for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. The rights of holders of common stock are subject to the rights of holders of any preferred stock that may be issued in the future. The holders of common stock have no preemptive rights to purchase additional shares of Pogo Producing's capital stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any other securities. All of Pogo Producing's outstanding shares of common stock are validly issued, fully paid and non-assessable.



    The holders of shares of common stock are entitled to one vote for each share held on all matters submitted to a vote of holders of common stock. Pogo Producing's common stock does not have cumulative voting rights. This means that the holders of a majority of the shares of common stock outstanding can elect all the directors standing for election at any given time if they choose to do so. If that happens, the holders of the remaining shares will not be able to elect any directors.


PREFERRED STOCK


    Pogo Producing's board of directors is empowered, without approval of the stockholders, to cause shares of preferred stock to be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it. Among the specific matters that may be determined by Pogo Producing's board of directors are:



    - the description and number of shares to constitute each series



    - the annual dividend rate



    - whether the dividends will be cumulative



    - the time and price of redemption and the liquidation preference applicable to the series



    - whether the series will be subject to the operation of a "sinking" or "purchase" fund and, if so, the terms and provisions of that fund



    - whether the shares of that series will be convertible into shares of any other class or classes and the terms and provisions of those conversion rights

    - any voting powers of the shares of that series



    Pogo Producing's board of directors may change the designation, rights, preferences, descriptions and terms of, and the number of shares in, any series if no shares have been issued before that time.



    The issuance of one or more series of our preferred stock could adversely affect the voting power of the holders of Pogo Producing's common stock and could have the effect of discouraging or making more difficult any attempt by a person or group to obtain control of Pogo Producing.



    Pogo Producing's board of directors has reserved for issuance under Pogo Producing's stockholder rights plan described below a total of 1,000,000 shares of Pogo Producing's Series A preferred stock. Pogo Producing has not issued any shares of Series A preferred stock as of the date of this prospectus.


LISTINGS


    Pogo Producing's common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "PPP".


TRANSFER AGENT AND REGISTRAR


    The transfer agent and registrar for the common stock is Harris Trust Company of New York, New York.


STOCKHOLDER RIGHTS PLAN


    Pogo Producing has a stockholder rights plan under which one preferred share purchase right is attached to each outstanding share of Pogo Producing's common stock. Those rights become exercisable under specified circumstances, including any person or group (an "acquiring person") becoming the beneficial owner of 20% or more of Pogo Producing's outstanding common stock, subject to specified exceptions. Each right entitles the registered holder to purchase from Pogo Producing one one-hundredth of a share of Series A preferred stock at an exercise price of $80, subject to adjustment under specified circumstances. If events specified in the stockholder rights plan occur, each holder of a right, other than the acquiring person, will have the right, upon exercise of that right, to receive that number of shares of common stock, or, in specified circumstances, cash, property or other securities, that, at the time of the transaction, would have a market value of two times the exercise price of the right. Rights are redeemable by action of Pogo Producing's board of directors for $0.01 per right at any time prior to the tenth day after a person or group becomes an acquiring person. The stockholder rights plan and the rights expire in April 2004.


DELAWARE LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS


    As permitted by the Delaware corporations statute, Pogo Producing has included in its Restated Certificate of Incorporation a provision that, to the fullest extent permitted by that statute, Pogo Producing's directors will not be liable for monetary damages for breach of their fiduciary duty of care to Pogo Producing and its stockholders. The Restated Certificate of Incorporation provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:



    - for any breach of their duty of loyalty to Pogo Producing or its stockholders



    - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law



    - under Section 174 of the Delaware corporations statute regarding unlawful payments of dividends or unlawful stock repurchases or redemptions or

    - for any transaction from which the director derived an improper personal benefit


This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.


    Pogo Producing's Bylaws also require Pogo Producing to indemnify its directors, officers, employees or other agents to the fullest extent permitted by the Delaware corporations statute, and to advance expenses to its officers and directors as incurred. In addition, Pogo Producing has in place employment agreements with some of its officers providing coverage that is substantially identical to the indemnification provisions in the Bylaws.



ANTI-TAKEOVER PROVISIONS



    The provisions of Pogo Producing's Restated Certificate of Incorporation summarized in the succeeding paragraphs may have an anti-takeover effect. Those provisions may delay, defer or prevent a tender offer or takeover attempt that stockholders might consider in their best interest, including those attempts that might result in a premium over the market price for the shares of common stock held by stockholders.



    Before Pogo Producing can take any of the following actions, holders of at least 80% of Pogo Producing's outstanding shares of common stock must vote in favor of that action:



    - a merger or similar reorganization of Pogo Producing or other specified transactions involving Pogo Producing if the other party to that transaction already beneficially owns 5% or more of Pogo Producing's outstanding common stock and Pogo Producing's board of directors has not approved the transaction prior to the time at which the other party becomes a 5% beneficial owner



    - an amendment to Pogo Producing's Restated Certificate of Incorporation to alter or change the provision establishing a "classified" board of directors, elected approximately one-third annually



    - an amendment to the foregoing and other specified provisions of the Restated Certificate of Incorporation



    Pogo Producing's board of directors is divided into three classes having staggered terms, with approximately one-third of the directors being elected annually for a term of three years. Pogo Producing's capital stock has noncumulative voting rights, meaning that the holders of more than 50% of the voting power of the shares voting for the election of directors can elect 100% of the directors if they choose to do so. If that happens, the holders of the remaining less-than-50% of the voting power of the shares voting for the election of directors will not be able to elect any directors.



    Pogo Producing's board of directors may establish by resolution one or more additional series of preferred stock having the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the board of directors without any further stockholder approval. Those rights, preferences, privileges and limitations could impede or discourage attempts to acquire control of Pogo Producing. See "--Stockholder Rights Plan."



    Pogo Producing's Restated Certificate of Incorporation and Bylaws further provide that:



    - stockholders may act only at an annual or special meeting of stockholders and may not act by written consent



    - special meetings of stockholders cannot be called by the stockholders



    Pogo Producing's Bylaws establish advance notice procedures for the nomination, other than by or at the direction of the board of directors or a committee of the board, of candidates for election as directors and for matters to be brought before an annual meeting of Pogo Producing's stockholders.

These procedures require a stockholder to give timely notice of any nomination for the election of a director in writing to Pogo Producing's Secretary prior to the meeting at which directors are to be elected. Also, at an annual meeting, and subject to any other applicable requirements, the only business that may be conducted is that which is brought by or at the direction of Pogo Producing's board of directors or which is brought by or at the direction of a stockholder who has given Pogo Producing's Secretary timely written notice of that stockholder's intention to bring that business before the meeting. In all cases, for a notice to be timely, Pogo Producing must receive the notice at its principal executive offices not less than 80 days nor more than 110 days prior to the meeting (or if Pogo Producing provides fewer than 90 days' notice or prior public disclosure of the meeting date, not later than the 10th day following the day on which Pogo Producing mails the notice or makes the public disclosure). The notice must contain the information specified in the Bylaws.



    Pogo Producing is a Delaware corporation and is subject to Section 203 of the Delaware corporations statute. In general, Section 203 prevents an "interested stockholder", which is defined generally as a person owning 15% or more of a corporation's outstanding voting stock, from engaging in a merger or other "business combination" (as defined in the statute) with a Delaware corporation for three years following the date the person became an interested stockholder unless one of the following circumstances exists:



    - before the person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination



    - upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer



    - following the transaction in which the person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder



Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of one of a number of specified extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed those directors by a majority of those directors. The foregoing summary of Section 203 is not complete. For a complete description, you should refer to Section 203.


                         DESCRIPTION OF DEBT SECURITIES


    The debt securities that Pogo Producing may sell under this prospectus include unsecured senior debt securities and unsecured subordinated debt securities. The following description of the debt securities contains some of the general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of any of the debt securities and the extent to which those general provisions may apply will be described in a prospectus supplement relating to those debt securities.

    The debt securities will be Pogo Producing's general unsecured obligations. The senior debt securities will be issued under a senior indenture between a trustee under the senior indenture and Pogo Producing, and will rank equally with all other of Pogo Producing's unsecured and unsubordinated debt. Subordinated debt securities will be issued under a subordinated indenture between a trustee under the subordinated indenture and Pogo Producing, and will rank junior to all of Pogo Producing's senior indebtedness, including any senior debt securities that may be outstanding from time to time. The following summary is not complete. For a complete description, you should refer to the form of senior indenture and the form of subordinated indenture, copies of which Pogo Producing has filed with the SEC.



     PROVISIONS APPLICABLE TO BOTH SENIOR AND SUBORDINATED DEBT SECURITIES


GENERAL


    The senior indenture and subordinated indenture do not limit the amount of debt securities that Pogo Producing can issue under the indentures. Pogo Producing may issue debt securities from time to time under the indentures in one or more series, each in an amount Pogo Producing authorizes prior to issuance. The indentures do not limit the amount of other unsecured indebtedness or securities that Pogo Producing may issue.



    Unless otherwise indicated in a prospectus supplement, the debt securities will not benefit from any provision that would afford holders of the debt securities special protection if a highly leveraged transaction involving Pogo Producing occurs or that would give holders of the debt securities the right to require Pogo Producing to repurchase their securities if a decline in the credit rating of Pogo Producing's debt securities occurs.



    The prospectus supplement relating to any series of debt securities Pogo Producing offers will include specific terms of that offering. Those terms will include some or all of the following:



    - the title of the debt securities



    - the total principal amount of the debt securities



    - whether Pogo Producing will issue the debt securities in the form of one or more global securities and whether Pogo Producing will issue any global securities in temporary or permanent global form, and if so, whether beneficial owners in any global security may exchange those interests for physical securities, and the initial depositary for any global securities



    - the date or dates on which the principal of and any premium on the debt securities will be payable, or the method of determining that date or dates



    - any interest rate or rates on the debt securities, or the method of determining that rate or rates



    - whether and under what circumstances any additional amounts on the debt securities will be payable



    - the date or dates from which interest will accrue, interest payment dates and related record dates



    - the person to whom the interest is payable



    - the place or places where the principal, any premium and interest payments and any additional amounts on the debt securities will be payable



    - any provisions that would allow or obligate Pogo Producing to redeem, purchase or repay debt securities



    - the denominations in which Pogo Producing will issue the debt securities

    - the currency or currencies, if other than U.S. dollars, in which payment of principal, any premium, interest or additional amounts on debt securities will be made, the terms of any right to elect the currency of those payments, and whether payments will be payable by reference to any index or formula



    - the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount



    - any additional means of defeasance of the debt securities, any conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations



    - any changes or additions to the events of default or covenants described in this prospectus



    - any other restrictions or provisions relating to the transfer or exchange of debt securities



    - any terms for the conversion or exchange of debt securities for other securities or property of Pogo Producing or any other entity



    - any other terms of the debt securities



    Pogo Producing will issue the debt securities in registered form. Pogo Producing will not impose a service charge for any registration of transfer or exchange of the debt securities. It may, however, require the payment of any tax or other governmental charge payable for that registration.



    Pogo Producing generates some of its operating income and cash flow by its subsidiaries. As a result, distributions and advances from Pogo Producing's subsidiaries provide part of the funds necessary to meet Pogo Producing's debt service obligations. Contractual and legal restrictions, as well as the financial condition and operating requirements of Pogo Producing's subsidiaries, could limit Pogo Producing's ability to obtain cash from its subsidiaries to meet its debt service obligations, including the payments on debt securities sold under this prospectus. The claims of creditors of the subsidiaries will effectively have priority to the assets and earnings of those companies over the claims of creditors of Pogo Producing, including the holders of debt securities sold under this prospectus.



    Pogo Producing may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. The prospectus supplement will describe any material United States federal income tax consequences and other special considerations.



    If Pogo Producing sells any of the debt securities for any foreign currency or currency unit, including a composite currency, or if payments on the debt securities are payable in any foreign currency or currency unit, Pogo Producing will describe the restrictions, elections, tax consequences, specific terms and other information for those debt securities and that foreign currency or currency unit in the prospectus supplement.


CONSOLIDATION, MERGER AND SALE OF ASSETS


    The indenture generally permits a consolidation or merger between Pogo Producing and another entity. It also permits the sale by Pogo Producing of all or substantially all of its assets. Pogo Producing has agreed, however, that it will consolidate with or merge into any entity or transfer or dispose of all or substantially all of its assets to any entity only if:



    - Pogo Producing is the continuing corporation, or



    - if Pogo Producing is not the continuing corporation, the successor is organized and existing under the laws of any United States jurisdiction and assumes all of Pogo Producing's obligations under the indentures and the debt securities, and

    - in either case, immediately after giving effect to the transaction, (a) no event of default, and no event which, after notice of lapse of time or both, would become an event of default, has occurred and is continuing, and (b) Pogo Producing delivers to the trustee an officer's certificate stating that the transaction and the supplemental indenture related to that transaction comply with the requirements of the indenture and an opinion of counsel stating that the requirements described above relating to the first two items in this list have been complied with


EVENTS OF DEFAULT


    Unless otherwise provided for any series of debt securities, the following are events of default under each indenture for the debt securities of that series issued under the indenture:



        (1) failure to pay any interest or any additional amounts on that series of debt securities for 90 days



        (2) failure to pay any principal or premium on that series of debt securities when due



        (3) failure to deposit any sinking fund payment for 90 days



        (4) failure to comply with any of Pogo Producing's other covenants or agreements in, or provisions of, the debt securities of that series or the applicable indenture, other than an agreement, covenant or provision that is included in that indenture solely for the benefit of other series of debt securities, for 90 days after written notice to Pogo Producing by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities affected by the default



        (5) bankruptcy, insolvency or reorganization events of Pogo Producing



        (6) any other event of default applicable to that series of debt securities



    The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in payment of principal of, any premium and interest on and additional amounts or any sinking fund installment for debt securities of that series, if the trustee considers it in the interest of the holders of those debt securities to do so.



    If an event of default on any outstanding debt securities of any series occurs and is continuing, other than an event of default under (5) above, the applicable trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by that default, or in the event of a default under (5) above, 25% in principal amount of the securities affected, may declare the principal of and accrued interest on all then outstanding debt securities of that series or of all series affected, as the case may be, immediately due and payable. If an event of default under (5) above occurs, then the principal of and accrued and unpaid interest on all outstanding debt securities will, by the fact alone, be immediately due and payable. Under specified circumstances, the holders of a majority in principal amount of the outstanding debt securities of the series affected by the default or all series, as the case may be, may rescind the acceleration and its consequences.



    No holder of a debt security of any series may pursue any remedy under the indenture unless:



    - the holder gives the applicable trustee written notice of a continuing event of default on that series



    - the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the applicable trustee to pursue that remedy



    - the holder or holders offer to the applicable trustee indemnity reasonably satisfactory to it



    - the trustee has failed to act for a period of 60 days after it receives the notice and the offer of indemnity and

    - during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request



That provision, however, does not affect the right of a holder of a debt security to sue for enforcement of any overdue payment on the debt security.



    In most cases, the holders of a majority in principal amount of the outstanding debt securities of a series or of all series affected, as the case may be, may direct the time, method and place of:



    - conducting any proceeding for any remedy available to the applicable trustee or



    - exercising any trust or power conferred on it not relating to or arising under an event of default



    Each indenture requires Pogo Producing to file annually with the applicable trustee a written statement as to compliance with the covenants contained in that indenture.



MODIFICATION AND WAIVER



    Pogo Producing and the applicable trustee may modify or amend an indenture if the holders of a majority in principal amount of the outstanding debt securities of all series affected by that amendment, acting as one class, consent to it. Without the consent of the holder of each debt security affected however, no modification or amendment may:



    - reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver



    - reduce the rate of or change the time for payment of interest of any debt security



    - reduce the principal of or premium on, or change the stated maturity of any debt security



    - reduce any premium payable on the redemption of any debt security or change the time at which any debt security may be redeemed



    - change any obligation of Pogo Producing to pay additional amounts on any debt securities



    - make any debt security payable in money other than that stated in the debt security



    - impair the right to institute suit for the enforcement of any payment of principal of, or any premium, interest or additional amounts on any debt security



    - make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of that indenture



    - waive a continuing default or event of default in the payment of principal of, or any premium, interest or additional amounts on the debt securities



In addition, in the case of subordinated debt securities, the subordinated indenture permits no modification or amendment to that indenture regarding the subordination of any subordinated debt security in a manner adverse to the holder of that subordinated debt security without the consent of the holder of each subordinated debt security outstanding affected by that modification or amendment.



    Pogo Producing and the trustee may amend or supplement an indenture, or waiver any provision of that indenture, without the consent of any holders of debt securities in specified circumstances, including, among other things:



    - to cure any ambiguity, omission, defect or inconsistency



    - to provide for the assumption of Pogo Producing's obligations under that indenture by a successor on the merger, consolidation or disposition of all or substantially all the assets of Pogo Producing

    - to provide for uncertificated debt securities in addition to or in place of certificated debt securities, or to provide for the issuance of bearer debt securities, with or without coupons



    - to secure any series of debt securities or to add guarantees of any series of debt securities



    - to comply with any requirement in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939 or



    - to make any change that does not adversely affect the rights of any holder of outstanding debt securities of any series in any material respect



    Holders of a majority in principal amount of the then outstanding debt securities of any series or of all series, acting as one class, may waive any existing or past default or event of default with respect to that series or all series, as the case may be, except:



    - in the payment of the principal of, or any premium, interest or any additional amounts on any debt securities or



    - in respect of those items described above that cannot be amended or supplemented without the consent of each holder affected


DEFEASANCE


    Pogo Producing may, at its option, elect:



    - to have all of its obligations on the debt securities discharged, except for specified obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities or maintain paying agencies and hold moneys for payment in trust ("legal defeasance") or



    - to have its obligations terminated relating to specified restrictive covenants of the indenture ("covenant defeasance")



    If a covenant defeasance occurs, specified events of default will no longer constitute events of default for any debt securities if Pogo Producing deposits with the trustee funds or U.S. government securities sufficient to pay all the principal of, and any premium on and interest on those debt securities on the dates those payments are due in accordance with the terms of the debt securities on their stated maturity or any redemption date.



    Pogo Producing is required to deliver to the trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes.


GOVERNING LAW


    New York law will govern each indenture and the debt securities.



TRUSTEES



    Each indenture contains limitations on the right of the applicable trustee, should it become a creditor of Pogo Producing, to obtain payment of claims in specified cases, or to realize on specified property it receives for any of those claims. If a trustee acquires any conflicting interest (as defined), it must eliminate that conflict or resign. Pogo Producing anticipates that it would designate State Street Bank and Trust Company to act as trustee under the indentures.

FORM, EXCHANGE, REGISTRATION AND TRANSFER


    The indentures prescribe the method for exchanging debt securities of any series for other debt securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations. Holders may present debt securities for registration of transfer, with the form of transfer endorsed on those securities duly executed, at the office of the security registrar or at the office of any transfer agent designated by Pogo Producing for that purpose. Pogo Producing will not impose a service charge for that registration but will require payment of any taxes and other governmental charges as described in the applicable indenture. That transfer or exchange will be effected when the security registrar or transfer agent is satisfied with the documents of title and identity of the person making the request.



    Pogo Producing anticipates that it will appoint the trustee under each indenture as security registrar for debt securities issued under that indenture. If a prospectus supplement refers to any transfer agent, in addition to the security registrar, designated by Pogo Producing for any series of debt securities, Pogo Producing may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts. Pogo Producing is required to maintain an office or agency, which may be the office of the trustee, the security registrar or the paying agent, in each place of payment for that series. Pogo Producing may at any time designate additional transfer agents for any series of debt securities.



    If Pogo Producing makes a partial redemption, it is not required to:



    - register the transfer or exchange of any debt security of any series during a period beginning 15 business days prior to the mailing of the relevant notice of redemption and ending on the close of business on the day of mailing of that notice or



    - register the transfer or exchange of any debt security called for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part


PAYMENT AND PAYING AGENTS


    Unless the prospectus supplement informs you otherwise, Pogo Producing will pay the principal, any premium and interest on and any additional amounts on debt securities in dollars at the office of the applicable trustee. However, at Pogo Producing's option, it may pay those amounts by check mailed to the holder's registered address or, for global debt securities, by wire transfer. Unless the prospectus supplement informs you otherwise, Pogo Producing will pay any installment of interest, except defaulted interest, on debt securities to the person in whose name that debt security is registered at the close of business on the record date next preceding the interest payment date for that interest.



    Unless the prospectus supplement informs you otherwise, Pogo Producing will designate the Trustee as a paying agent for Pogo Producing for payments on debt securities issued under the applicable indenture. Pogo Producing may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.



    Subject to the requirements of any applicable abandoned property laws, each trustee and paying agent will pay to Pogo Producing upon written request any money held by them for the payment of principal, any premium, interest or any additional amounts that remain unclaimed for two years after the date upon which that payment has become due. After payment to Pogo Producing, holders entitled to the money must look to Pogo Producing for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the trustee or paying agent with respect to that money will cease.

BOOK-ENTRY DEBT SECURITIES


    Pogo Producing may issue the debt securities of a series, in whole or in part, in the form of one or more global debt securities that it would deposit with a depositary or its nominee identified in the prospectus supplement. Pogo Producing may issue global debt securities in either temporary or permanent form. The applicable prospectus supplement will describe the specific terms of any depositary arrangement for any portion of a series of debt securities and the rights of, and limitations on, owners of beneficial interests in any global debt security representing all or a portion of a series of debt securities.



DEFINITION



    Unless otherwise provided with respect to the debt securities of a series and described in the related prospectus supplement, "indebtedness" of any person means, without duplication:



    - indebtedness for borrowed money



    - obligations evidenced by bonds, debentures, notes or other similar instruments



    - obligations under letters of credit or other similar instruments, or reimbursement obligations on those instruments, other than standby letters of credit, performance bonds and other obligations issued by or for the account of that person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if that drawing is reimbursed not later than the third business day following demand for reimbursement



    - obligations of that person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business



    - obligations as lessee under capitalized leases



    - indebtedness of others secured by a lien on any asset of that person, PROVIDED that if the obligations so secured have not been assumed in full by that person or are not otherwise that person's legal liability in full, then those obligations will be deemed to be in an amount equal to the greater of (a) the lesser of (1) the full amount of those obligations and
      (2) the fair market value of those assets, as determined in good faith by the board of directors of that person, and (b) the amount of obligations as that person has assumed or which are otherwise that person's legal liability, and



    - all indebtedness of others, other than endorsements in the ordinary course of business, guaranteed by that person to the extent of the guarantee



          PROVISIONS APPLICABLE SOLELY TO SUBORDINATED DEBT SECURITIES



    The payment of principal of, any premium and interest on and any additional amounts on the subordinated debt securities is expressly subordinated, to the extent and in the manner the subordinated indenture specifies, to the prior payment in full of all of Pogo Producing's senior indebtedness.



    Pogo Producing may not make a payment on account of the principal, any premium or interest or any additional amounts on the subordinated debt securities, or acquire any of the subordinated debt securities, including repurchases of subordinated debt securities at the option of the holder of those securities, for cash or property, other than specified junior securities of Pogo Producing, or on account of the redemption provisions of the subordinated debt securities, if:



    (1) Pogo Producing defaults in the payment of any principal of, any premium or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until that event of default has been cured or waived or otherwise ceases to exist; or



    (2) any other event of default occurs on any designated senior indebtedness permitting the holders of that designated senior indebtedness to declare that designated senior indebtedness due and payable prior to the date on which it would otherwise have become due and payable, upon written payment notice to Pogo Producing and the trustee for the subordinated indenture by any holders of that designated senior indebtedness or by a representative of those holders, unless and until that event of default has been cured or waived or otherwise ceases to exist



However, the restrictions on those payments under clause (2) above will not prevent those payments for more than 179 days after the trustee for the subordinated indenture receives any applicable payment notice unless the designated senior indebtedness for which the event of default exists has been declared due and payable in its entirety, in which case no payment may by made until the acceleration has been rescinded or annulled or that designated senior indebtedness has been paid in full.



    In the case of (2) above, no event of default that existed or was continuing on the date of any payment notice, whether or not that event of default is on the same issue of designated senior indebtedness, will be the basis for a second payment notice, and only one of those payment notices may be given in any 365-day period.



    If, notwithstanding the preceding limitations, the trustee for the subordinated indenture or the holders of subordinated debt securities receives any payment or distribution of assets, other than specified junior securities of Pogo Producing, at a time when the preceding limitations prohibit that payment or distribution, then, unless the preceding limitations no longer prohibit that payment or distribution, the trustee or those holders or the paying agent, as the case may be, will receive and hold in trust that payment or distribution for the benefit of the holders of Pogo Producing's senior indebtedness. The recipients of that payment or distribution will then pay or deliver that payment or distribution to the holders of Pogo Producing's senior indebtedness that remains unpaid or unprovided for. The payment or delivery described in the immediately preceding sentence will be made ratably according to the aggregate amounts remaining unpaid on account of Pogo Producing's senior indebtedness held or represented by each holder of that senior indebtedness, for application to the payment of all senior indebtedness in full after giving effect to any concurrent payment or distribution to or for the holders of that senior indebtedness.



    Upon any distribution of assets of Pogo Producing or upon any dissolution, winding up, total or partial liquidation or reorganization of Pogo Producing in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors:



    - the holders of all senior indebtedness of Pogo Producing will first be entitled to receive payment in full before the holders of subordinated debt securities are entitled to receive any payment on account of the principal of, any premium and interest on or any additional amounts on the subordinated debt securities, other than specified junior securities of Pogo Producing, and



    - the liquidating trustee or agent or other applicable person will pay directly to the holders of Pogo Producing's senior indebtedness or their representative, ratably according to the respective amounts of senior indebtedness held by each, to the extent necessary to pay in full all of that senior indebtedness remaining unpaid after giving effect to any concurrent payment or distributions to the holders of that senior indebtedness, any of Pogo Producing's assets, other than specified junior securities of Pogo Producing, to which the holders of subordinated debt securities or the trustee on behalf of those holders would be entitled but for the subordination provisions of the subordinated indenture

    No provision contained in the subordinated indenture or the subordinated debt securities affects the obligation of Pogo Producing, which is absolute and unconditional, to pay, when due, principal of, any premium and interest on and any additional amounts on the subordinated debt securities. The subordination provisions of the subordinated indenture and the subordinated debt securities do not prevent the occurrence of any default or event of default under the subordinated indenture or limit the rights of the trustee or any holder of subordinated debt securities, subject to the two preceding paragraphs, to pursue any other rights or remedies under the subordinated debt securities.



    As a result of these subordination provisions, if a liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of the creditors of Pogo Producing or any of its subsidiaries or a marshaling of assets or liabilities of Pogo Producing and its subsidiaries occurs, holders of subordinated debt securities may receive ratably less than other creditors.



    The term "senior indebtedness" of Pogo Producing, unless otherwise provided for the subordinated debt securities of a series and described in the prospectus supplement relating to that series, means:



    - all indebtedness of Pogo Producing, unless, by the terms of the instrument creating or evidencing that indebtedness, it is provided that the indebtedness is not superior in right of payment to the subordinated debt securities or to other indebtedness which ranks equally with or subordinated to the subordinated debt securities and



    - any modifications, refunding, deferrals, renewals or extensions of any of that indebtedness or securities, notes or other evidences of indebtedness issued in exchange for that indebtedness; provided that in no event will "senior indebtedness" include (a) indebtedness of Pogo Producing owed or owing to any subsidiary of Pogo Producing or any officer, director or employee of Pogo Producing or any subsidiary of Pogo Producing, (b) indebtedness to trade creditors or (c) any liability for taxes owed or owing by Pogo Producing



    The term "designated senior indebtedness," unless otherwise provided for the subordinated debt securities of a series and described in the prospectus supplement relating to that series, means any senior indebtedness of Pogo Producing that:



    - in the instrument evidencing that senior indebtedness or the assumption or guarantee of that senior indebtedness, or related documents to which Pogo Producing is a party, is expressly designated as "designated senior indebtedness" for purposes of the subordinated indenture and



    - satisfies the other conditions provided with respect to the subordinated debt securities of that series



The instrument or documents may, however, place limitations and conditions on the rights of the holders of that senior indebtedness to exercise the rights of designated senior indebtedness.



    If Pogo Producing issues subordinated debt securities under the subordinated indenture, the related prospectus supplement will disclose the aggregate principal amount of senior indebtedness outstanding as of a recent date. The subordinated indenture does not restrict the amount of senior indebtedness that Pogo Producing may incur.



                              PLAN OF DISTRIBUTION



    Pogo Producing may sell the securities under this prospectus in any of the following three ways, or in any combination of those ways:



    - through underwriters or dealers



    - directly to a limited number of purchasers or to a single purchaser or



    - through agents

    The prospectus supplement for any securities will set forth the terms of the offering of those securities, including:



    - the name or names of any underwriters, dealers or agents and the respective amounts of the securities underwritten or purchased by each of them



    - the initial public offering price of those securities and the proceeds to Pogo Producing from that sale



    - any discounts, commissions or other items constituting compensation from Pogo Producing and any discounts, commissions or concessions allowed or reallowed or paid to dealers and



    - any securities exchanges on which those securities may be listed



Pogo Producing may change from time to time the offering price and any discounts or concessions allowed or reallowed or paid to dealers.



    If Pogo Producing uses underwriters to sell any of the securities, the underwriters will acquire those securities for their own account and may resell those securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices the underwriters determine at the time of sale. The underwriters may sell those securities to the public directly or through underwriting syndicates that managing underwriters represent. Unless the prospectus supplement informs you otherwise, the obligations of the underwriters to purchase those securities will be subject to conditions precedent. If the underwriters purchase any of the securities, they will be obligated to purchase all of them.



    Pogo Producing may sell the securities directly or through agents it designates from time to time. The related prospectus supplement will name any agent involved in the offer or sale of securities under this prospectus and will disclose any commissions Pogo Producing will pay to those agents. Unless the prospectus supplement informs you otherwise, those agents will be acting on a best efforts basis for the period of their appointment.



    If so indicated in the prospectus supplement, Pogo Producing will authorize underwriters, dealers or agents to solicit offers by specified purchasers to purchase the securities from Pogo Producing at the public offering price stated in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a future date. Those contracts will be subject only to the conditions the prospectus supplement specifies. The prospectus supplement will disclose the commission Pogo Producing will pay for solicitation of those contracts.



    Agents and underwriters may be entitled under agreements they enter into with Pogo Producing to indemnification by Pogo Producing against specified civil liabilities, including liabilities under the Securities Act of 1933, or to contribution for payment that others may require the agents or underwriters to make in respect of those liabilities. Agents and underwriters may be customers of, engage in transactions with, or perform services for Pogo Producing or any of its affiliates in the ordinary course of business.



    Some persons participating in the offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities. In connection with the offering, the underwriters or agents, as the case may be, may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose or preventing or retarding a decline in the market price of the securities. Syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from Pogo Producing in the offering. The underwriters may also impose a penalty bid, whereby the syndicate may reclaim selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account if the syndicate repurchases those securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. Any person that commences these activities may discontinue them at any time. Those persons may effect those transactions on the New York Stock Exchange, on the Pacific Stock Exchange, in the over-the-counter market or otherwise. For a description of these activities, see "Plan of Distribution" or "Underwriting" in the relevant prospectus supplement.



    Unless the prospectus supplement informs you otherwise, we do not intend to list any of the securities on a national securities exchange. Pogo Producing can give no assurance that there will be a market for the securities.



                                 LEGAL MATTERS



    Gerald A. Morton, Vice President--Law and Corporate Secretary of Pogo Producing, will pass upon various legal matters in connection with the securities offered by this prospectus. Mr. Morton owns approximately 3,485 shares of common stock directly and through Pogo Producing's tax advantaged savings plan and options to purchase an aggregate of 29,000 shares of common stock, which are or become exercisable in periodic installments through August 1, 2001.


                                    EXPERTS


    The financial statements incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.



    Ryder Scott Petroleum Engineers prepared the estimates of oil and gas reserves and discounted present values of estimated future net revenues incorporated by reference in this prospectus and elsewhere in this registration statement, and Pogo Producing included those items in this prospectus in reliance upon the authority of that firm as experts with respect to those matters.

                  SUBJECT TO COMPLETION, DATED APRIL 30, 1999


PROSPECTUS

                                  $250,000,000

                             POGO PRODUCING COMPANY

                      Junior Subordinated Debt Securities
                                  Common Stock

                                  POGO TRUST I
                                 POGO TRUST II


Trust Preferred Securities fully and unconditionally guaranteed, as described in this prospectus, by



                             POGO PRODUCING COMPANY




CONSIDER CAREFULLY THE      THE TRUSTS
RISK FACTORS BEGINNING ON   Pogo Trust I and Pogo Trust II are subsidiaries of Pogo Producing
PAGE 6.                     Company. The trusts are statutory business trusts created under
The information in this     Delaware law. They exist for the purpose of issuing trust preferred prospectus is not complete  securities.
and may be changed. We may  THE OFFERING
not sell these securities   JUNIOR SUBORDINATED DEBT SECURITIES
until the registration      Pogo Producing may offer junior subordinated debt securities to the
statement filed with the    trusts. These debt securities will be unsecured and subordinate and
Securities and Exchange     junior in right of payment to Pogo Producing's senior debt. Pogo
Commission is effective.    Producing may issue and sell these junior subordinated debt securities
This prospectus is not an   to the trusts in connection with the trusts' investment of proceeds
offer to sell these         from the sale of their preferred securities and common securities. A
securities and it is not    trust may distribute these debt securities to holders of the trusts'
soliciting an offer to buy  trust preferred securities on that trust's dissolution. The debt
these securities in any     securities may be convertible into common stock of Pogo Producing.
state where the offer or    TRUST PREFERRED SECURITIES
sale is not permitted.      The trusts may offer preferred securities representing undivided
We will provide additional  beneficial interests in the assets of the issuing trust. The trusts terms of our securities in  will use the proceeds from the sale of their preferred securities to one or more supplements to  purchase junior subordinated debt securities of Pogo Producing.
this prospectus. You        GUARANTEE
should read this            Pogo Producing will guarantee the trusts' payment obligations on the prospectus and the related  preferred securities as described in this prospectus and the prospectus
prospectus supplement       supplement.
carefully before you
invest in our securities.
This prospectus may not be
used to offer and sell our
securities unless
accompanied by a
prospectus supplement.


    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


               The date of this prospectus is             , 1999

                               TABLE OF CONTENTS
                                   PROSPECTUS


                                                                                                                PAGE
                                                                                                                -----
About This Prospectus......................................................................................           2

Risk Factors...............................................................................................           3

About Pogo Producing Company...............................................................................           6

Where You Can Find More Information........................................................................           7

Incorporation of Documents by Reference....................................................................           7

Forward-Looking Statements.................................................................................           8

Use of Proceeds............................................................................................           9

Ratio of Earnings to Fixed Charges.........................................................................           9

The Trusts.................................................................................................           9

Description of the Preferred Securities....................................................................          10

Description of the Guarantees..............................................................................          11

Description of the Junior Subordinated Debt Securities.....................................................          14

Plan of Distribution.......................................................................................          21

Legal Matters..............................................................................................          22

Experts....................................................................................................          22


                            ------------------------

                             ABOUT THIS PROSPECTUS


    This prospectus is part of a registration statement filed by Pogo Producing Company with the Securities and Exchange Commission using a "shelf" registration process that registers preferred securities of Pogo Trust I and Pogo Trust II and junior subordinated debt securities and preferred securities guarantees of Pogo Producing, each of which may be sold under this prospectus. It also registers debt securities and preferred stock of Pogo Producing, any of which may be convertible into our common stock, and each of which may be sold under a separate prospectus. Under this shelf process, we may sell any combination of the securities described in this prospectus or the related prospectus, either separately or in units, in one or more offerings up to an aggregate initial offering price of $250,000,000. This prospectus provides you with a general description of the preferred securities, junior subordinated debt securities and preferred securities guaranties. Each time we use this prospectus to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."



    The registration statement that contains this prospectus, including the exhibits to that registration statement, contains additional information about us and the securities. You can read that registration statement at the SEC's web site or at the SEC's offices mentioned under the heading "Where You Can Find More Information."

    We have not included separate financial statements of the trusts in this prospectus. We do not believe that those financial statements would be material to holders of the trusts' preferred securities because:



    - each trust is a newly created special purpose entity



    - neither trust has any operating history or independent operations



    - neither trust is engaged in nor does it propose to engage in any activity other than holding Pogo Producing's junior subordinated debt securities, issuing its preferred and common securities and engaging in related activities



    Furthermore, Pogo Producing's obligations under the junior subordinated debt securities, the associated indenture, the declarations of trust and the guarantees provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the preferred securities. In addition, we do not expect that the trusts will file reports with the SEC under the Securities Exchange Act of 1934.



                                  RISK FACTORS



    YOUR INVESTMENT IN ANY OF THE SECURITIES INVOLVES MANY RISKS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND THOSE IN THE ACCOMPANYING PROSPECTUS SUPPLEMENT BEFORE DECIDING WHETHER AN INVESTMENT IN THAT SECURITY IS SUITABLE FOR YOU.



WE ARE ADVERSELY AFFECTED BY LOW OIL AND GAS PRICES



    Commencing in 1997, and continuing through early this year, the average prices we received for our production generally declined. Recently, oil prices have improved somewhat, but they remain low by historic standards. Our profitability and cash flow depend greatly on the market prices of crude oil and natural gas. The drop in oil and gas prices has had a serious adverse effect on our cash flow and profitability. Sustained periods of continued low prices could seriously affect our operations and financial condition. This could result in a further reduction in funds available under our bank credit agreement. Oil and natural gas market prices have historically been seasonal, cyclical and volatile. They depend on many factors that we cannot control such as weather and economic, political and regulatory conditions.



CHEVRON WILL SOON BECOME THE OPERATOR OF OUR THAILAND BLOCK B8/32 CONCESSION,
  AND WE NOW SHARE CONTROL OVER DECISION-MAKING WITH CHEVRON



    Chevron Corporation recently acquired Rutherford-Moran Oil Corporation, one of our joint venture partners in Thailand. In connection with the acquisition, we agreed to transfer operatorship of the Block B8/32 Concession in Thailand to Chevron on or about September 30, 1999, subject to Thai governmental approval. In the new joint operating agreement governing the concession both Chevron and Pogo Producing, based on current ownership interests, must jointly agree on most major decisions, including capital budgets and drilling decisions. If we and Chevron are unable to agree on these matters, it could slow the pace of development of the concession and adversely affect our future results.

OPERATORS OF OUR PROPERTIES OUTSIDE OF THAILAND THAT WE DO NOT OPERATE MAY ACT
  IN WAYS THAT ARE NOT IN OUR BEST INTERESTS



    We do not operate a significant percentage of our oil and gas properties outside of Thailand. We have limited influence over operations on some of those properties. Our limited influence on non-operated properties could result in the following:



    - the operator may initiate exploration or development projects on a slower schedule than we prefer



    - the operator may propose to drill more wells or build more facilities on a project than we have funds for, which may mean that we cannot participate in those projects or share in a substantial share of the revenues from those projects



    - if the operator refuses to initiate an exploration or development project we may not be able to pursue the project



Any of these events could significantly affect our anticipated exploration and development activities and the economic value of those properties to us.



IF OUR PARTNERS HAVE LIQUIDITY AND CASH FLOW PROBLEMS, WE MAY HAVE DIFFICULTY
  FINANCING AND DEVELOPING OUR PROJECTS



    Due to the recent decline in oil and gas prices, some of our partners, particularly the smaller ones, are experiencing liquidity and cash flow problems. These problems may lead to their attempting to delay or slow down the pace of drilling or project development to a point that we believe is detrimental to the project. In most cases, we have the ability to influence the pace of development through our joint operating agreements. In addition, some partners may be unwilling or unable to pay their share of the costs of projects as they become due. At worst, a partner may declare bankruptcy and refuse or be unable to pay its share of the costs of a project. We could then be required to pay that partner's share of the project costs.



WE MAY NOT BE ABLE TO REPLACE OUR RESERVES OR GENERATE CASH FLOW IF WE ARE
  UNABLE TO RAISE THE FUNDS NECESSARY TO MEET OUR SUBSTANTIAL CAPITAL
  REQUIREMENTS



    We require substantial capital to replace our reserves and generate sufficient cash flow to meet our financial obligations. If we cannot generate sufficient cash flow from operations or raise funds externally in the amounts and at the times needed, we may not be able to replace our reserves or meet our financial obligations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our report on Form 10-K for the year ended December 31, 1998.



WE MAY NOT BE ABLE TO PROFITABLY MARKET AND SELL ALL OF THE NATURAL GAS PRODUCED
  FROM OUR CONCESSION IN THAILAND



    We may not be able to successfully and profitably process, transport and market all the oil and gas we find and produce on our concession in the Gulf of Thailand. Currently, the only buyer for the natural gas we produce is The Petroleum Authority of Thailand, which maintains a monopoly over gas transmission and distribution in Thailand. Although to date, the Petroleum Authority has purchased all of the natural gas that we are capable of producing, we cannot assure you that it will continue to do so.



OUR GAS SALES AGREEMENT IN THAILAND REQUIRES US TO SELL A PORTION OF OUR
  THAILAND PRODUCTION AT A REDUCED PRICE BECAUSE WE ARE NOT MEETING OUR MINIMUM DELIVERY REQUIREMENTS



    We are currently receiving a reduced price on a portion of our current production in Thailand because we and our joint venture partners have delivered less natural gas than the Petroleum Authority has nominated under our gas sales agreement. If we and our partners fail to deliver the minimum quantities under the gas sales agreement, the Petroleum Authority has the right to reduce the purchase price on an equivalent amount of subsequent deliveries to 75% of the contract price. Since October 1, 1998, we have not been able to meet our contractual minimum delivery obligations for a number of reasons, including declining production from existing wells, the need to shut-in existing wells while drilling or working over additional wells from the same platform and our decision to emphasize oil and condensate production from the Tantawan Field. This has resulted in our receiving a lower price for our Thailand natural gas production than would otherwise be the case. We currently anticipate that this situation will be resolved when production commences from the Benchamas Field in the third quarter of 1999, but we can give you no assurance that this will occur.



    The Petroleum Authority has paid to construct lateral pipelines from its main pipeline to the Tantawan Field and the Benchamas Field and has agreed to purchase the gas produced from these fields. If we and our joint venture partners do not deliver the specified quantity of reserves under our gas sales agreement with the Petroleum Authority, we may have to reimburse the Petroleum Authority a part of its costs for the construction of these lateral pipelines.



EVENTS IN SOUTHEAST ASIA CAN HURT OUR CASH FLOW



    Beginning in 1997, Southeast Asia in general, and the Kingdom of Thailand in particular, have experienced severe economic difficulties. These problems include sharply reduced economic activity, illiquidity, highly volatile foreign currency exchange rates and unstable stock markets. Economic difficulties in Thailand and the volatility of the Thai Baht, Thailand's currency, against the U.S. dollar will continue to have a material impact on our Thailand operations and the prices we receive for our oil and gas production there.



OUR BUSINESS COULD BE ADVERSELY AFFECTED BY OUR YEAR 2000 RISKS



    We use computer systems, specialized software, embedded processors and related technologies for revenue-generating activities. Like most other companies, we are striving to ensure that these computer-related systems are able to recognize and process date-sensitive information properly as the year 2000 approaches. Systems that do not properly recognize and process this information could generate erroneous data or even fail. We have not completed our year 2000 assessment, and we cannot assure you that all our systems and applications will continue without interruption due to the year 2000 problem. If some of our systems and applications, or those of third parties of business importance to us, do not comply in a timely manner and if we are unable to develop adequate contingency plans for our various business units, the year 2000 issue could have a material adverse effect on our operations.



MAINTAINING RESERVES AND REVENUES IN THE FUTURE DEPENDS ON SUCCESSFUL
  EXPLORATION AND DEVELOPMENT



    We must continually acquire or explore for and develop new oil and natural gas reserves to replace those produced and sold. Our hydrocarbon reserves and revenues will decline if we are not successful in our drilling, acquisition or exploration activities. Although we have historically maintained our reserves base primarily through successful exploration and development operations, we cannot assure you that our future efforts will be similarly successful.



WE ARE SUBJECT TO CASUALTY RISKS IN OUR ONSHORE AND OFFSHORE ACTIVITIES.



    Our operations are subject to inherent casualty risks such as blowouts, fires, explosions and marine hazards. If they occur, these events could result in substantial financial losses due to personal injury, property damage, environmental discharge or suspension of operations. Because we are a relatively small oil and gas company, the impact on us of one of these events could be significant. We are not fully insured against all casualty risks incident to our business.

YOU SHOULD NOT PLACE UNDUE RELIANCE ON OUR RESERVE DATA BECAUSE THEY ARE
  ESTIMATES



    No one can measure underground accumulations of oil and gas in an exact way. Projecting future production rates and the timing of development expenditures is also an uncertain process. Accuracy of reserve estimates depends on the quality of available data and on economic, engineering and geological interpretation and judgment. As a result, our reserve estimates often differ from the quantities of oil and gas we ultimately recover. Estimates of other engineers might differ materially from those of our independent reserve engineers, Ryder Scott Company Petroleum Engineers. Ryder Scott may make material changes to reserve estimates based on changes in oil and gas prices, new technology and the results of actual drilling, testing, and production. To estimate economically recoverable reserves, we also make various assumptions regarding future oil and gas prices, production levels, and operating and development costs that may prove incorrect. Any significant variance from those assumptions could greatly affect our estimates of economically recoverable reserves and future net revenues.



                          ABOUT POGO PRODUCING COMPANY



    We are an independent oil and gas exploration and production company, based in Houston, Texas. Incorporated in 1970, we have, in recent years, established a record of increasing our proven hydrocarbon reserves, principally through exploration, exploitation and development of our properties and the selective acquisition of additional interests in producing properties in which we already have an interest. Through a portfolio of domestic and international properties, we concentrate our efforts on a mix of both offshore and onshore opportunities which provide a balanced exposure to oil and natural gas production. In recent years, we have concentrated our efforts in selected areas where we believe that our expertise, competitive acreage position, or ability to quickly take advantage of new opportunities offer the possibility of relatively high rates of return. Domestically, we have an extensive Gulf of Mexico reserve and acreage position and we are also active in the Permian Basin of southeast New Mexico and west Texas and in other selected areas of Texas and Louisiana. Through our subsidiary Thaipo Limited, we own an interest in the 734,000 acre Block B8/32 Concession license in the Gulf of Thailand where we currently serve as operator. Subject to approval by the government of Thailand, Thaipo has agreed to transfer operatorship of the Thailand concession to a subsidiary of Chevron on or about September 30, 1999. Through other subsidiaries we also own interests in approximately 142,000 gross acres in Canada, 780,000 acres in Hungary and 113,000 gross acres in the United Kingdom sector of the North Sea.



BUSINESS STRATEGY



    Our strategy is to maximize profitability and shareholder value by:



    - increasing hydrocarbon production levels, leading to increased revenues, cash flow and earnings



    - replacing and expanding our proven hydrocarbon reserves base



    - maintaining appropriate levels of debt and interest, and controlling overhead and operating costs, and



    - expanding exploration and production activities into new and promising geographic areas consistent with our expertise.



    You should consider carefully the information under the caption "Risk Factors." One or more of those risks could negatively impact our ability to implement successfully our business strategy described above.

    Pogo Producing's principal executive offices are located at the following address:



          Pogo Producing Company
           5 Greenway Plaza, Suite 2700
           Houston, Texas 77046
           (713) 297-5017



    Additional information concerning us and our subsidiaries is included in our reports and other documents incorporated by reference in this prospectus. See "Where you can Find More Information" and "Incorporation of Certain Documents by Reference."



                      WHERE YOU CAN FIND MORE INFORMATION



    We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at HTTP://WWW.SEC.GOV. You may also read and copy any document we file with the SEC at its public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.



                    INCORPORATION OF DOCUMENTS BY REFERENCE



    We "incorporate by reference" into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we subsequently file with the SEC will automatically update this prospectus. We incorporate by reference the documents listed below and any filings we make with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that we sell all the securities offered by this prospectus:



    - Our Annual Report on Form 10-K for the year ended December 31, 1998;



    - The description of our common stock contained in our registration statement on Form 8-A, as may be amended from time to time to update that description;



    - The descriptions of our rights associated with our common stock contained in our registration statement on Form 8-A, as may be amended from time to time to update that description.



    You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:



          Pogo Producing Company
           Corporate Secretary
           5 Greenway Plaza, Suite 2700
           Houston, Texas 77046
           (713) 297-5017



    You should rely only on the information incorporated by reference or in this prospectus or the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We may only use this prospectus to sell securities if it is accompanied by a prospectus supplement. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

                           FORWARD-LOOKING STATEMENTS



    This prospectus and the accompanying prospectus supplement contain and incorporate by reference forward-looking statements. We intend the use of any of the words "anticipate," "estimate," "expect," "may," "project," "believe" and similar expressions to identify uncertainties. Although we believe the expectations reflected in those forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and we cannot assure that those expectations will prove to have been correct. Our actual results could differ materially from those anticipated in those forward-looking statements. The following are some of the factors that could cause actual results to differ from those expressed or implied in the forward-looking statements contained in this prospectus or the accompanying prospectus supplement:



    - the cyclical nature of the oil and natural gas industries



    - uncertainties associated with the United States' and worldwide economies



    - current and potential governmental regulatory actions in countries where we own an interest



    - substantial competitor production increases resulting in oversupply and declining prices



    - our ability to implement cost reductions



    - our ability to raise additional capital or sell assets



    - operating interruptions, including leaks, explosions, fires, mechanical failure, unscheduled downtime, transportation interruptions, and spills and releases and other environmental risks



    - fluctuations in foreign currency exchange rates in areas of the world where we own an interest, particularly Southeast Asia



    - covenant restrictions in our indebtedness



    - the impact of the Year 2000 issue



    Many of those factors are beyond our ability to control or predict. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on those statements or present or prior earnings levels.



    All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this prospectus and the accompanying prospectus supplement.

                                USE OF PROCEEDS


    Unless we inform you otherwise in any prospectus supplement, we anticipate that any net proceeds from the sale of securities under this prospectus will be used for general corporate purposes, such as:


    - repayments or refinancings of indebtedness

    - working capital

    - capital expenditures

    - acquisitions


    - repurchases or redemptions of our equity securities


    - investment in short-term securities


    Each trust will use all proceeds it receives from the sale of its securities to purchase junior subordinated debt securities from Pogo Producing.


                       RATIO OF EARNINGS TO FIXED CHARGES


    Pogo Producing's consolidated ratios of earnings to fixed charges for the periods shown are as follows:


                                                                                          YEAR ENDED DECEMBER 31,
                                                                           -----------------------------------------------------
                                                                             1994       1995       1996       1997       1998
                                                                           ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges.......................................       5.1x       2.1x       4.6x       3.2x         (1)

------------------------

(1) Earnings are insufficient to cover fixed charges by $80,230,000.


    For purposes of this ratio, earnings are defined as income before income taxes plus fixed charges excluding capitalized interest. Fixed charges consist of interest expense and the estimated interest component of rent expense.


                                   THE TRUSTS


    GENERAL



    Each of Pogo Trust I and Pogo Trust II is a Delaware business trust. The principal office of each trust is c/o Pogo Producing Company, 5 Greenway Plaza, Suite 2700, Houston, Texas 77046, and the telephone number is (713) 297-5000.



    Pogo Producing will own all the common securities of each trust. Each trust will use the proceeds from the sale of the preferred securities and the common securities to purchase a series of Pogo Producing's junior subordinated debt securities. The trusts exist only to issue the preferred and common securities, invest in and hold Pogo Producing's junior subordinated debt securities and engage in related activities.



    There are five trustees of each trust. Three of them, referred to as regular trustees, will be officers of Pogo Producing. Wilmington Trust Company will serve as the other two trustees, acting as the property trustee and as the Delaware trustee.



    The prospectus supplement will provide you with additional information about the issuing trust and its trustees.



    PREFERRED SECURITIES



    Each preferred security represents an undivided beneficial interest in the assets of the trust. Each preferred security will entitle the holder to receive cash distributions as described in this prospectus and in the prospectus supplement.



    The prospectus supplement will provide you with additional information about the preferred securities.

                    DESCRIPTION OF THE PREFERRED SECURITIES



    Each trust may issue only one series of preferred securities. Pogo Producing will describe the terms of that series in the prospectus supplement. The terms of the preferred securities will include those stated in the amended and restated declaration of trust and those made a part of that declaration by the Trust Indenture Act of 1939. For a complete description of the preferred securities, Pogo Producing encourages you to read the prospectus supplement and the amended and restated declaration of trust, a form of which Pogo Producing has filed with the SEC. Please read "Where You Can Find More Information."



    Pogo Producing will guarantee the preferred securities to the extent described under "Description of the Preferred Securities Guarantees." The prospectus supplement relating to preferred securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:



    - the designation of the preferred securities



    - the number of preferred securities issued by the trust



    - the annual distribution rate, the distribution payment dates and the record dates for distribution payments



    - whether distributions will be cumulative and, if so, the dates from which distributions will be cumulative



    - the amounts that will be paid out of the assets of the trust to the holders of preferred securities upon dissolution, winding-up or termination of the trust



    - any repurchase or redemption provisions



    - any voting rights of the preferred securities in addition to those required by law



    - terms for any conversion or exchange of the preferred securities into other securities



    - any rights to defer distributions on the preferred securities by extending the interest payment period on the junior subordinated debt securities



    - any other relevant terms, rights, preferences, privileges, limitations or restrictions of the preferred securities



Pogo Producing also will describe in the prospectus supplement United States federal income tax considerations applicable to any offering of preferred securities.



    When it issues preferred securities, each trust also will issue one series of common securities with the terms established in the declaration of trust. Pogo Producing will own all the common securities directly or indirectly. The common securities will have the right to vote and to appoint, remove and replace any trustee of the trust. The terms of the common securities will be substantially identical to the terms of the preferred securities. The common securities will rank equally with the preferred securities, and the trust will make payments on the common securities on a pro rata basis with the preferred securities. If an event of default under the declaration of trust occurs and is continuing, however, the rights of a holder of common securities to payment of distributions and payments upon liquidation, redemption and maturity will rank junior to the rights of a holder of preferred securities. An event of default under the declaration of trust will occur upon the occurrence of an event of default under the junior subordinated debentures.

                         DESCRIPTION OF THE GUARANTEES



    Pogo Producing will guarantee the following:



    - periodic cash distributions on the preferred securities out of funds held by the property trustee of the trust



    - payments on liquidation of each trust



    - payments on redemption of preferred securities of each trust



Wilmington Trust Company, as guarantee trustee, will hold the guarantee for the benefit of the holders of preferred securities.



    Pogo Producing has summarized selected provisions of the guarantees below. This summary is not complete. For a complete description, Pogo Producing encourages you to read the guarantee, which Pogo Producing has filed with the SEC. Please read "Where You Can Find More Information."



GENERAL



    Pogo Producing will agree to pay you in full the following amounts if they are not paid by the trust:



    - any accumulated and unpaid distributions on preferred securities and any redemption price for preferred securities called for redemption by the trust



    - payments upon the dissolution, winding-up or termination of the trust equal to the lesser of:



       - the liquidation amount plus all accumulated and unpaid distributions on the preferred securities to the extent the trust has funds legally available for those payments and



       - the amount of assets of the trust remaining legally available for distribution to the holders of preferred securities in liquidation of the trust



        Pogo Producing will not be required to make these liquidation payments if:



       - the trust distributes the junior subordinated debentures to the holders of preferred securities in exchange for their preferred securities or



       - the trust redeems the preferred securities upon the maturity or redemption of the junior subordinated debt securities



Pogo Producing may satisfy its obligation to make a guarantee payment either by making payment directly to the holders of preferred securities or by causing the applicable trust to make the payment to them.



    Each guarantee is a guarantee from the time of issuance of the applicable series of preferred securities. THE GUARANTEE ONLY COVERS, HOWEVER, DISTRIBUTIONS AND OTHER PAYMENTS ON PREFERRED SECURITIES IF AND TO THE EXTENT THAT POGO PRODUCING HAS MADE CORRESPONDING PAYMENTS ON THE JUNIOR SUBORDINATED DEBT SECURITIES TO THE APPLICABLE PROPERTY TRUSTEE. IF POGO PRODUCING DOES NOT MAKE THOSE CORRESPONDING PAYMENTS, THAT TRUSTEE WILL NOT MAKE DISTRIBUTIONS ON THE PREFERRED SECURITIES AND THE TRUST WILL NOT HAVE FUNDS AVAILABLE FOR PAYMENTS.



    Pogo Producing's obligations under the declaration of trust for each trust, the guarantees, the junior subordinated debt securities and the indenture will provide a full and unconditional guarantee on a subordinated basis of payments due on the preferred securities.

COVENANTS OF POGO PRODUCING



    In each guarantee, Pogo Producing will agree that, as long as any preferred securities issued by the applicable trust are outstanding, Pogo Producing will not make the payments and distributions described below if either:



    - it is in default on its guarantee payments or other payment obligations under the related guarantee



    - any event of default under the applicable declaration of trust has occurred or



    - Pogo Producing has elected to defer payments of interest on the junior subordinated debt securities by extending the interest payment period and that deferral period is continuing



In these circumstances, Pogo Producing will agree that it will not:



    - declare or pay any dividends on its capital stock or redeem, purchase, acquire or make a distribution or liquidation payment with respect to its capital stock other than:



       - dividends or distributions in shares of, or options, warrants, rights to subscribe for or purchase shares of, its common stock



       - transactions relating to a shareholders' rights plan



       - as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock



       - the payment of accrued dividends and the purchase of fractional share interests upon conversion or exchange of its capital stock



       - purchases of its shares of common stock related to benefit plans, dividend reinvestment plans or stock purchase plans



    - make any payments on or repay, repurchase or redeem any debt that ranks equally with or junior to the junior subordinated debt securities



    - make any guarantee payments on any guarantee by Pogo Producing of the debt of any of its subsidiaries, other than a payment under a guarantee related to a series of the trust preferred securities, if that guarantee ranks equally with or junior to the junior subordinated debt securities



In addition, as long as preferred securities issued by any trust are outstanding, Pogo Producing will agree that it will:



    - remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable declaration of trust



    - permit the common securities of that trust to be transferred only as permitted by the declaration of trust, except to a successor of Pogo Producing under the indenture for the junior subordinate debt securities



    - use reasonable efforts to cause that trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of junior subordinated debt securities to the holders of preferred securities as provided in the declaration of trust



AMENDMENTS AND ASSIGNMENT



    Pogo Producing may amend each guarantee without the consent of any holder of preferred securities if the amendment does not adversely affect the rights of the holders in any material respect.

In all other cases, Pogo Producing may amend each guarantee only with the prior approval of the holders of at least a majority in liquidation amount of the outstanding preferred securities issued by the applicable trust. The manner in which Pogo Producing will obtain that approval will be described in the prospectus supplement.



    Pogo Producing may assign its obligations under the guarantees only in connection with a consolidation, merger or asset sale involving Pogo Producing permitted under the indenture.



TERMINATION OF THE GUARANTEE



    A guarantee will terminate upon:



    - full payment of the redemption price of all preferred securities of the applicable trust



    - distribution of the junior subordinated debt securities to the holders of the preferred securities and common securities of that trust in exchange for all the securities issued by that trust or



    - full payment of the amounts payable upon liquidation of that trust



Each guarantee will, however, continue to be effective or will be reinstated if any holder of preferred securities must repay any amounts paid on those preferred securities or under the guarantee.



STATUS OF THE GUARANTEE



    Pogo Producing's obligation under each guarantee to make guarantee payments will be:



    - unsecured



    - subordinated and junior in right of payment to all its other liabilities, including the junior subordinated debt securities, except those liabilities made equal or subordinate to the guarantee by their terms



    - senior to the following:



       - all capital stock (other than the most senior preferred shares issued, from time to time, by Pogo Producing, which will rank equally with each guarantee) issued by Pogo Producing and



       - any guarantee entered into by Pogo Producing relating to its capital stock (other than the most senior preferred shares issued, from time to time, by Pogo Producing)



Pogo Producing's obligations under each guarantee will rank equally with obligations under other guarantee agreements that Pogo Producing may enter into from time to time if both:



    - the agreements are in substantially the form of the preferred securities guarantee and provide for comparable guarantees by Pogo Producing of payment on preferred securities issued by other trusts or financing vehicles of Pogo Producing and



    - the debt relating to those preferred securities are junior subordinated, unsecured indebtedness of Pogo Producing



Pogo Producing's obligations under each guarantee will be effectively junior to all debt and preferred stock of its subsidiaries. By your acceptance of the preferred securities, you agree to the subordination provisions and other terms of the related guarantee.



    Each guarantee will constitute a guarantee of payment and not merely of collection. This means that you may institute a legal proceeding directly against Pogo Producing to enforce your payment rights under the guarantee without first instituting a legal proceeding against any other person or entity.

    Pogo Producing will deposit each guarantee with the guarantee trustee, acting in its additional role as indenture trustee, to be held for the benefit of the holders of preferred securities. The guarantee trustee will have the right to enforce the guarantee on behalf of those holders. In most cases, the holders of a majority in liquidation amount of the preferred securities issued by the applicable trust will have the right to direct the time, method and place of:



    - conducting any proceeding for any remedy available to the applicable guarantee trustee or



    - exercising any trust or other power conferred upon that guarantee trustee under the applicable guarantee



    If the guarantee trustee fails to enforce the guarantee, you may institute a legal proceeding directly against Pogo Producing to enforce your rights under that guarantee without first instituting a legal proceeding against the applicable trust, the guarantee trustee or any other person or entity.



MISCELLANEOUS



    Pogo Producing will be required to provide annually to the guarantee trustee a statement as to its performance of its obligations and its compliance with all conditions under the guarantee.



    The guarantee trustee normally will perform only those duties specifically given to it in the applicable guarantee. There are no implied covenants in the guarantee. If a default occurs on a guarantee, the guarantee trustee will use the same degree of care and skill in exercise of its powers under the guarantee as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. The guarantee trustee will become obligated to exercise any of its rights or powers under the guarantee at the request or direction of any holder of the applicable series of preferred securities only if it is offered security and indemnity satisfactory to it.



GOVERNING LAW



    New York law will govern the guarantees.



             DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES



    Pogo Producing may issue from time to time one or more series of junior subordinated debt securities under an indenture between it and Wilmington Trust Company, as indenture trustee. Pogo Producing has summarized selected provisions of the indenture and the junior subordinated debt securities below. This summary is not complete. For a complete description, Pogo Producing encourages you to read the indenture, a form of which Pogo Producing has filed with the SEC. Please read "Where You Can Find More Information."



GENERAL



    The junior subordinated debt securities will be the unsecured junior subordinated obligations of Pogo Producing. The indenture does not limit the amount of debt securities that Pogo Producing may issue under the indenture or the amount of additional debt that Pogo Producing or any of its subsidiaries may incur. In any liquidation, reorganization or insolvency proceeding involving Pogo Producing, the rights of Pogo Producing and its creditors, including the holders of junior subordinated debt securities, will be effectively junior to the claims of holders of any debt or preferred stock of Pogo Producing's subsidiaries.



    Pogo Producing may issue junior subordinated debt securities under the indenture from time to time in one or more series, each in an amount Pogo Producing authorizes prior to issuance. If Pogo Producing issues junior subordinated debt securities to a trust in connection with the issuance of preferred and common securities by that trust, those junior subordinated debt securities subsequently may be distributed pro rata to the holders of the preferred and common securities either:



    - upon the dissolution of the trust at the election of Pogo Producing or



    - upon the occurrence of events that Pogo Producing will describe in the prospectus supplement



Pogo Producing will issue only one series of junior subordinated debt securities to each trust.



    The prospectus supplement will include specific terms relating to the junior subordinated debt securities. These terms will include some or all of the following:



    - the designation of the debt securities



    - any maximum total principal amount of the debt securities that Pogo Producing may issue



    - the purchase price of and any premium on the debt securities



    - the date or dates on which the principal of the debt securities will be payable and the right to shorten, extend or defer the dates



    - the interest rate, whether fixed or variable, the date from which interest will accrue, interest payment dates and record dates for interest payments



    - any right to extend or defer the interest payment periods and the duration of the extension



    - any provisions for redemption at Pogo Producing's option



    - any provisions that would obligate Pogo Producing to redeem or purchase the debt securities



    - any provisions for exchange, conversion or prepayment of the debt securities



    - any material United States federal income tax consequences



    - whether and under what circumstances Pogo Producing will pay any additional amounts on the debt securities and whether Pogo Producing will have the option to redeem the debt securities rather than pay the additional amounts



    - whether payments on the debt securities will be made without deduction for taxes, assessments or governmental charges



    - the form of the debt securities



    - any changes or additions to the events of default or covenants described in this prospectus



    - whether Pogo Producing will issue the debt securities in the form of one or more global securities and the identity of any depositary



    - any other terms of that series of debt securities



    Unless Pogo Producing informs you otherwise in the prospectus supplement, it will issue the junior subordinated debt securities:



    - in United States dollars



    - in fully registered form



    - without coupons



    - in denominations of $50 or integral multiples of $50



    Holders of junior subordinated debt securities may present them for exchange and for transfer as described in the indenture and the prospectus supplement. Pogo Producing will not impose a service charge for any registration of transfer or exchange of the debt securities. Pogo Producing may, however, require the payment of any tax or other governmental charge payable for that registration.



    Pogo Producing may sell the junior subordinated debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. The prospectus supplement will describe any material United States federal income tax consequences and other special considerations.



COVENANTS OF POGO PRODUCING APPLICABLE TO THE JUNIOR SUBORDINATED DEBT
  SECURITIES



    In the indenture, Pogo Producing will agree that, as long as any preferred securities issued by the applicable trust are outstanding, Pogo Producing will not make the payments and distributions described below if either:



    - it is in default on its guarantee payments or other payment obligations under the related guarantee



    - any event of default under the indenture with respect to the applicable series of junior subordinated debt securities has occurred or



    - Pogo Producing has elected to defer payments of interest on those debt securities by extending the interest payment period and that deferral period is continuing



In these circumstances, Pogo Producing will agree that it will not:



    - declare or pay any dividends on its capital stock or redeem, purchase, acquire or make a distribution or liquidation payment with respect to its capital stock other than:



       - dividends or distributions in its shares of, or options, warrants, rights to subscribe for or purchase its shares of, its common stock



       - transactions relating to a shareholders' rights plan



       - as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of its capital stock for another class or series of its capital stock



       - the payment of accrued dividends and the purchase of fractional share interests upon conversion or exchange of its capital stock



       - purchases of its common stock related to benefit plans, dividend reinvestment plans or stock purchase plans



    - make any payments on or repay, repurchase or redeem any debt that ranks equally with or junior to the junior subordinated debt securities



    - make any guarantee payments on any guarantee by Pogo Producing of the debt of any of its subsidiaries, other than a payment under a guarantee related to a series of the trust preferred securities, if that guarantee ranks equally with or junior to the junior subordinated debt securities



In addition, as long as preferred securities issued by any trust are outstanding, Pogo Producing will agree that it will:



    - remain the sole direct or indirect owner of all the outstanding common securities of that trust, except as permitted by the applicable declaration of trust



    - permit the common securities of that trust to be transferred only as permitted by the declaration of trust, except to a successor of Pogo Producing under the indenture



    - comply with its obligations and agreements in the declaration of trust

    - use reasonable efforts to cause that trust to continue to be treated as a grantor trust for United States federal income tax purposes, except in connection with a distribution of junior subordinated debt securities to the holders of preferred securities as provided in the declaration of trust



SUBORDINATION



    Payment of principal of, any premium and interest on the junior subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all current and future senior debt of Pogo Producing.



    Pogo Producing may make no payment of principal, any premium or interest on the junior subordinated debt securities if:



    - it is in default on its obligation to pay the principal, premium, interest or any other amounts on any senior debt



    - the maturity of any senior debt has been accelerated because of a default



This restriction on payment will continue until the default is cured or waived or ceases to exist or until Pogo Producing has discharged or paid the accelerated senior debt in full.



    If the maturity of the junior subordinated debt securities is accelerated, Pogo Producing will make no payments, including redemption payments, on those debt securities until the holders of all senior debt are paid in full, including any amounts due upon acceleration.



    The subordination does not affect Pogo Producing's obligation, which is absolute and unconditional, to pay, when due, principal of, any premium and interest on the junior subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the indenture.



    The indenture will not limit the amount of senior debt that Pogo Producing may incur. As a result of the subordination of the junior subordinated debt securities, if Pogo Producing became insolvent, holders of junior subordinated debt securities may receive less on a proportionate basis than other creditors.



    "Senior debt" generally means all notes or other indebtedness, including guarantees, of Pogo Producing for money borrowed and similar obligations, unless the indebtedness:



    - is without recourse



    - states that it is subordinated to or equal with the junior subordinated debt securities



INDENTURE EVENTS OF DEFAULT



    The following are events of default with respect to a series of junior subordinated debt securities:



    - failure to pay interest on that series of debt securities for 90 days, unless Pogo Producing has validly extended the interest payment period



    - failure to pay principal of or any premium on that series of debt securities when due



    - failure to deposit any sinking fund payment for 90 days



    - failure to comply in any material respect with any other covenant or agreement in the indenture for that series of debt securities (other than an agreement, covenant or provision that is included in the indenture solely for the benefit of other series of junior subordinated debt securities) for 90 days after written notice to Pogo Producing by the indenture trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of that series

    - bankruptcy, insolvency or reorganization events of Pogo Producing



    - any other event of default applicable to that series of debt securities



    If an event of default for any series of junior subordinated debt securities occurs and is continuing, the indenture trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default may declare the principal of those debt securities to be due and payable. The holders of a majority in principal amount of the outstanding junior subordinated debt securities of the series affected by the default may rescind the accelerated payment requirement and waive the default if Pogo Producing:



    - has cured default and



    - has deposited with the indenture trustee an amount sufficient to pay all matured installments of interest and principal, except those caused by the acceleration, and any premium



    In most cases, holders of a majority in principal amount of the outstanding junior subordinated debt securities of a series may direct the time, method and place of:



    - conducting any proceeding for any remedy available to the indenture trustee or



    - exercising any trust or power conferred on the indenture trustee with respect to that series



    The holders of a majority in principal amount of the outstanding junior subordinated debt securities of a series may waive any past default with respect to those debt securities. Those holders may waive any default in the payment of principal, any premium or interest, however, only if Pogo Producing:



    - has cured default and



    - has deposited with the indenture trustee an amount sufficient to pay all matured installments of interest and principal, except those caused by acceleration, and any premium



In addition, those holders may not waive any call for redemption of the junior subordinated debt securities of that series.



    The indenture requires Pogo Producing to file annually with the indenture trustee a certificate as to its compliance with the conditions and covenants contained in the indenture.



    An event of default under the indenture for a series of junior subordinated debt securities will constitute an event of default under the declaration of trust for the applicable series of preferred securities. A holder of preferred securities may directly institute a proceeding against Pogo Producing for enforcement of payment to that holder of principal, any premium or interest if:



    - an event of default under the applicable declaration of trust has occurred and is continuing and



    - that event of default is attributable to Pogo Producing's failure to pay principal, any premium or interest on the applicable series of junior subordinated debt securities when due



In any such proceeding, Pogo Producing will be subrogated to the rights of the holder under the applicable declaration of trust to the extent of any payment Pogo Producing makes to the holder in the proceeding. Except as described in the preceding sentences or in the prospectus supplement, the holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debt securities.



MODIFICATION OF THE INDENTURE



    Pogo Producing and the indenture trustee may amend or supplement the indenture if the holders of a majority in principal amount of the outstanding junior subordinated debt securities of all series issued under the indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each debt security affected, however, no amendment or supplement may:



    - extend the fixed maturity of the debt security



    - reduce the principal amounts of the debt security



    - reduce the rate of or extend the time for payment of interest on the debt security



    - reduce any premium payable on the redemption of the debt security



    - reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver



    Pogo Producing and the indenture trustee may amend or supplement the indenture without the consent of any holders of junior subordinated debt securities:



    - to provide for the assumption of Pogo Producing's obligations under the indenture by a successor upon any merger, consolidation or asset transfer



    - to add additional covenants, restrictions, conditions or provisions for the protection of the holders of the debt securities



    - to cure any ambiguity or to correct or supplement any defect or inconsistency



    - to change any provision of the indenture effective after there are no outstanding debt securities of any series entitled to the benefit of that provision



    - to provide for the issuance of debt securities in coupon form



    - to provide for the acceptance of a successor trustee



    - to qualify or maintain the qualification of the indenture under the Trust Indenture Act of 1939



    - to establish the form or terms of a series of debt securities



    - to make any change that does not adversely affect the rights of any holder of debt securities in any material respect



BOOK-ENTRY AND SETTLEMENT



    Pogo Producing may issue the junior subordinated debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. The prospectus supplement will describe:



    - any circumstances under which beneficial owners may exchange their interests in a global debt security for certificated junior subordinated debt securities of the same series with the same total principal amount and the same terms



    - the manner in which Pogo Producing will pay principal of and any premium and interest on a global debt security



    - the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security



CONSOLIDATION, MERGER AND SALE



    The indenture generally permits a consolidation or merger between Pogo Producing and another entity. It also permits the sale by Pogo Producing of all or substantially all of its assets. Pogo Producing has agreed, however, that it will consolidate with or merge into any entity or transfer or dispose of all or substantially all of its assets to any entity only if:



    - Pogo Producing is the continuing corporation, or



    - if Pogo Producing is not the continuing corporation, the successor is organized and existing under the laws of any United States jurisdiction and assumes all of Pogo Producing's obligations under the indentures and the junior subordinated debt securities, and



    - in either case, immediately after giving effect to the transaction, no event of default, and no event which, after notice of lapse of time or both, would become an event of default, has occurred and is continuing



DEFEASANCE AND DISCHARGE



    When Pogo Producing uses the term defeasance, it means discharge from the obligations under the indenture. Pogo Producing will be discharged from its obligations with respect to the junior subordinated debt securities of a series if:



    - Pogo Producing deposits with the indenture trustee funds or U.S. government securities sufficient to make all of the required payments on the junior subordinated debt securities of that series on the dates those payments are due and payable



    - that deposit does not result in a breach of or default under any of Pogo Producing's agreements and



    - no event or condition under the subordination provisions described above prevents Pogo Producing from making payments on the debt securities of that series on the date of the deposit



    Unless Pogo Producing informs you otherwise in the prospectus supplement, Pogo Producing also will be required to deliver to the indenture trustee an opinion of counsel that the deopsit and related defeasance would not cause the holders of the junior subordinated debt securities to recognize income, gain or loss for United States federal income tax purposes and would not otherwise alter those holders' U.S. federal income tax treatment of principal, premium and interest payments on those debt securities.



GOVERNING LAW



    New York law will govern the indenture and the junior subordinated debt securities.



INFORMATION ABOUT THE INDENTURE TRUSTEE



    Wilminton Trust Company is the trustee under the indenture. Its address is 1100 North Market Street, Wilmington, Delaware 19810.



    If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of any junior subordinated debt securities only after those holder have offered the trustee indemnity reasonably satisfactory to it.



ASSIGNMENT



    Pogo Producing may at any time assign any of its rights or obligations under the indenture to an affiliate. Pogo Producing will, however, remain liable for all its obligations. Pogo Producing also may assign the indenture to a successor in a merger, consolidation or asset sale involving Pogo Producing permitted under the indenture.

                              PLAN OF DISTRIBUTION



    Pogo Producing may sell any series of junior subordinated debt securities and each trust may sell its preferred securities in any of the following three ways, or in any combination of those ways:



    - through underwriters or dealers



    - directly to a limited number of purchasers or to a single purchaser or



    - through agents



    The prospectus supplement for any securities will describe the terms of the offering of those securities, including:



    - the name or names of any underwriters, dealers or agents and the respective amounts of the securities underwritten or purchased by each of them



    - the initial public offering price of those securities and the proceeds to Pogo Producing or the trust from that sale



    - any discounts, commissions or other items constituting compensation from Pogo Producing or the trust and any discounts, commissions or concessions allowed or reallowed or paid to dealers and



    - any securities exchanges on which those securities may be listed



Pogo Producing or the applicable trust may change from time to time the offering price and any discounts or concessions allowed or reallowed or paid to dealers.



    If Pogo Producing or the trusts use underwriters to sell any of the securities, the underwriters will acquire those securities for their own account and may resell those securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices the underwriters determine at the time of sale. The underwriters may sell those securities to the public directly or through underwriting syndicates that managing underwriters represent. Unless the prospectus supplement informs you otherwise, the obligations of the underwriters to purchase those securities will be subject to conditions precedent. If the underwriters purchase any of the securities they will be obligated to purchase all of them.



    Pogo Producing and the trusts may sell the securities directly or through agents it designates from time to time. The related prospectus supplement will name any agent involved in the offer or sale of securities under this prospectus and will disclose any commissions Pogo Producing or the trust will pay to those agents. Unless the prospectus supplement informs you otherwise, those agents will be acting on a best efforts basis for the period of their appointment.



    If so indicated in the prospectus supplement, Pogo Producing or the applicable trust will authorize underwriters, dealers or agents to solicit offers by specified purchasers to purchase the securities from Pogo Producing or the trust at the public offering price specified in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a future date. Those contracts will be subject only to the conditions the prospectus supplement specifies. The prospectus supplement will disclose the commission Pogo Producing or the trust will pay for solicitation of those contracts.



    Agents and underwriters may be entitled under agreements entered into with Pogo Producing and the applicable trust to indemnification by Pogo Producing or that trust against specified civil liabilities, including liabilities under the Securities Act of 1933, or to contribution for payment that others may require the agents or underwriters to make in respect of those liabilities. Agents and underwriters may be customers or, engage in transactions with, or perform services for Pogo Producing or any of its affiliates in the ordinary course of business.

    Some persons participating in the offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities. In connection with the offering, the underwriters or agents, as the case may be, may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities. Syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from Pogo Producing or the trust in the offering. The underwriters may also impose a penalty bid, whereby the syndicate may reclaim selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account if the syndicate repurchases those securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. Any person that commences these activities may discontinue them at any time. Those persons may effect those transactions on the New York Stock Exchange, on the Pacific Stock Exchange, in the over-the-counter market or otherwise. For a description of these activities, see "Plan of Distribution" or "Underwriting" in the relevant prospectus supplement.



    Unless the prospectus supplement informs you otherwise, we do not intend to list any of the securities on a national securities exchange. Neither Pogo Producing nor the trusts can give any assurance that there will be a market for the securities.



                                 LEGAL MATTERS



    Unless the prospectus supplement informs you otherwise, Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the trusts and Pogo Producing, will pass upon various legal matters of Delaware law relating to the validity of the preferred securities, the enforceability of the applicable declaration of trust and the formation of the trusts.



    Gerald A. Morton, Vice President--Law and Corporate Secretary of Pogo Producing, will pass upon the validity of the guarantee and the junior subordinated debt securities. Mr. Morton owns approximately 3,485 shares of common stock directly and through Pogo Producing's tax advantaged savings plan and options to purchase an aggregate of 29,000 shares of common stock, which are or become exercisable in periodic installments through August 1, 2001.



                                    EXPERTS



    The financial statements incorporated by reference in this prospectus and elsewhere in this registration statement have been audited by Arthur Andersen, LLP, independent accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.



    Ryder Scott Petroleum Engineers prepared the estimates of oil and gas reserves and discounted present values of estimated future net revenues incorporated by reference in this prospectus and elsewhere in this registration statement, and Pogo Producing included those items in this prospectus in reliance upon the authority of that firm as experts with respect to those matters.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the estimated expenses payable by the Company in connection with the offering described in this Registration Statement.

Registration fee..................................................  $  69,500
Printing expenses.................................................     20,000
Accounting fees and expenses......................................     20,500
Legal fees and expenses...........................................    140,000
Trustee fees and expenses.........................................     10,000
Rating agency fees................................................     20,000
Miscellaneous.....................................................     20,000
                                                                    ---------
        Total.....................................................  $ 300,000
                                                                    ---------
                                                                    ---------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the Delaware General Corporation Law, INTER ALIA, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

    Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

    Article XI of the Restated Certificate of Incorporation of the Company eliminates the personal liability of each director of the Company to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director occurring on or after September 30, 1986; provided, however, that such provision does not eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Title 8, Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived an improper personal benefit.

    The Bylaws of the Company provide that the Company will indemnify and hold harmless, to the fullest extent permitted by applicable law as in effect as of the date of the adoption of the Bylaws or as it may thereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee, fiduciary or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. The Bylaws further provide that the Company will indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company.

    The Bylaws further provide that the Company will pay the expenses incurred in defending any proceeding in advance of its final disposition, PROVIDED, HOWEVER, that the payment of expenses incurred by a director or officer in his capacity as a director or officer (except with regard to service to an employee benefit plan or non-profit organizations in advance of the final disposition of the proceeding) will be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified.

    The Company has placed in effect insurance which purports (a) to insure it against certain costs of indemnification which may be incurred by it pursuant to the aforementioned Bylaw provision or otherwise and (b) to insure the officers and directors of the Company and of specified subsidiaries against certain liabilities incurred by them in the discharge of their functions as officers and directors except for liabilities arising from their own malfeasance.

ITEM 16. EXHIBITS


EXHIBIT NO.                                         DESCRIPTION OF EXHIBIT
-----------  -----------------------------------------------------------------------------------------------------
 **1.1       Form of Underwriting Agreement (Debt Securities)
 **1.2       Form of Underwriting Agreement (Preferred Stock)
 **1.3       Form of Underwriting Agreement (Preferred Securities)
  *4.1       Form of Senior Debt Indenture ("Senior Indenture") between the Company and State Street Bank and
             Trust Company, as Trustee
  *4.2       Form of Subordinated Debt Indenture ("Subordinated Indenture") between the Company and State Street
             Bank and Trust Company, as Trustee
  *4.3       Form of Junior Subordinated Debt Indenture ("Junior Subordinated Indenture") between the Company and
             Wilmington Trust Company, as Trustee
  *4.4.1     Declaration of Trust of Pogo Trust I
  *4.4.2     Declaration of Trust of Pogo Trust II
  *4.5       Form of Amended and Restated Declaration of Trust
  *4.6.1     Certificate of Trust of Pogo Trust I
  *4.6.2     Certificate of Trust of Pogo Trust II
  *4.7       Form of Preferred Security (included in Exhibit 4.3)
 **4.8.1     Form of Supplemental Indenture to Junior Subordinated Indenture
 **4.8.2     Form of Supplemental Indenture to Senior Indenture
 **4.8.3     Form of Supplemental Indenture to Subordinated Indenture
 **4.9       Form of Junior Subordinated Debt Security (included in Exhibit 4.8.1)

EXHIBIT NO.                                         DESCRIPTION OF EXHIBIT
-----------  -----------------------------------------------------------------------------------------------------
  *4.10      Form of Preferred Securities Guarantee
 **4.11      Form of Senior Debt Security (included in Exhibit 4.8.2)
 **4.12      Form of Subordinated Debt Security (included in Exhibit 4.8.3)
***4.13      Restated Certificate of Incorporation of the Company (filed as exhibit 3(a) to the Company's Annual
             Report on form 10-K for the year ended December 31, 1997 and incorporated herein by reference)
***4.14      Amended and Restated Bylaws of the Company (filed as exhibit 3(b) to the Company's Quarterly Report on form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference)
***4.15      Certificate of Designation, Preferences and Rights of Preferred Stock of the Company, dated March 25,
             1997 (filed as Exhibit 3(a)(1) to the Company's Annual Report on Form 10-K for the year ended
             December 31, 1987 and incorporated herein by reference)
***4.16      Rights Agreement dated as of April 26, 1994 between the Company and Harris Trust Company of New York, as Rights Agent (filed as Exhibit 4 to the Company's Current Report on Form 8-K filed April 26, 1994 and incorporated herein by reference)
***4.17      Certificate of Designations of Series A Junior Participating Preferred Stock of the Company dated
             April 26, 1994 (filed as Exhibit 4(d) to the Company's Registration Statement on Form S-8 (File No.
             33-54969) filed August 9, 1994 and incorporated herein by reference)
  *5.1       Opinion of Gerald A. Morton
  *5.2.1     Opinion of Richards, Layton & Finger, P.A. relating to Pogo Trust I
  *5.2.2     Opinion of Richards, Layton & Finger, P.A. relating to Pogo Trust II
 **8         Opinion of counsel to the Company as to certain tax matters
  *12.1      Statement re Computation of Ratios
   23.1      Consent of Arthur Andersen LLP
   23.2      Consent of Ryder Scott Company Petroleum Engineers
  *23.3      Consent of Gerald A. Morton (included in Exhibit 5.1)
  *23.4      Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.2.1 and 5.2.2)
 **23.5      Consent of the Company's counsel as to certain tax matters (included in Exhibit 8)
  *24.1      Powers of Attorney for the Company
  *25.1      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Senior Trustee under the Senior Indenture
  *25.2      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Subordinated
             Trustee under the Subordinated Indenture
  *25.3      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
             Company as Trustee under the Junior Subordinated Indenture
  *25.4.1    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
             Company, as Property Trustee, relating to Pogo Trust I
  *25.4.2    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
             Company, as Property Trustee, relating to Pogo Trust II.
  *25.5.1    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
             Company, as Guarantee Trustee, relating to Pogo Trust I
  *25.5.2    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
             Company, as Guarantee Trustee, relating to Pogo Trust II


------------------------


*   Previously filed.



** To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).



*** Incorporated herein by reference as indicated.

ITEM 17. UNDERTAKINGS

    (a) The undersigned registrants hereby undertake:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the

       Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 30, 1999.


                                POGO PRODUCING COMPANY

                                By:           /s/ PAUL G. VAN WAGENEN
                                     -----------------------------------------
                                                Paul G. Van Wagenen
                                        CHAIRMAN OF THE BOARD, PRESIDENT AND
                                              CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Chairman of the Board,
   /s/ PAUL G. VAN WAGENEN        President and Chief
------------------------------    Executive Officer           April 30, 1999
     Paul G. Van Wagenen          (Principal Executive
                                  Officer and Director)

                                Vice President and Chief
    /s/ JOHN W. ELSENHANS         Financial Officer
------------------------------    (Principal Financial        April 30, 1999
      John W. Elsenhans           Officer)

                                Vice President and
      /s/ THOMAS E. HART          Controller
------------------------------    (Principal Accounting       April 30, 1999
        Thomas E. Hart            Officer)

              *
------------------------------  Director                      April 30, 1999
      Jerry M. Armstrong

              *
------------------------------  Director                      April 30, 1999
       Tobin Armstrong

              *
------------------------------  Director                      April 30, 1999
       Jack S. Blanton

              *
------------------------------  Director                      April 30, 1999
      W. M. Brumley, Jr.

             NAME                         TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Director                      April 30, 1999
     John B. Carter, Jr.

              *
------------------------------  Director                      April 30, 1999
      William L. Fisher

              *
------------------------------  Director                      April 30, 1999
        Gerrit W. Gong

              *
------------------------------  Director                      April 30, 1999
        J. Stuart Hunt

              *
------------------------------  Director                      April 30, 1999
  Frederick A. Klingenstein

              *
------------------------------  Director                      April 30, 1999
       Jack A. Vickers


*By:     /s/ THOMAS E. HART
      -------------------------
           Thomas E. Hart
          ATTORNEY-IN-FACT

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Pogo Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 30, 1999.


                                POGO TRUST I

                                By: Pogo Producing Company, as Sponsor

                                By:  /s/ GERALD A. MORTON
                                     -----------------------------------------
                                     Name: Gerald A. Morton
                                     Title:  Vice President--Law and
                                           Corporate Secretary

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Pogo Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 30, 1999.


                                POGO TRUST II

                                By: Pogo Producing Company, as Sponsor

                                By:  /s/ GERALD A. MORTON
                                     -----------------------------------------
                                     Name: Gerald A. Morton
                                     Title:  Vice President--Law and
                                           Corporate Secretary

                               INDEX TO EXHIBITS


EXHIBIT NO.                                         DESCRIPTION OF EXHIBIT
-----------  -----------------------------------------------------------------------------------------------------
 **1.1       Form of Underwriting Agreement (Debt Securities)
 **1.2       Form of Underwriting Agreement (Preferred Stock)
 **1.3       Form of Underwriting Agreement (Preferred Securities)
  *4.1       Form of Senior Debt Indenture ("Senior Indenture") between the Company and State Street Bank and
             Trust Company, as Trustee
  *4.2       Form of Subordinated Debt Indenture ("Subordinated Indenture") between the Company and State Street
             Bank and Trust Company, as Trustee
  *4.3       Form of Junior Subordinated Debt Indenture ("Junior Subordinated Indenture") between the Company and
             Wilmington Trust Company, as Trustee
  *4.4.1     Declaration of Trust of Pogo Trust I
  *4.4.2     Declaration of Trust of Pogo Trust II
  *4.5       Form of Amended and Restated Declaration of Trust
  *4.6.1     Certificate of Trust of Pogo Trust I
  *4.6.2     Certificate of Trust of Pogo Trust II
  *4.7       Form of Preferred Security (included in Exhibit 4.3)
 **4.8.1     Form of Supplemental Indenture to Junior Subordinated Indenture
 **4.8.2     Form of Supplemental Indenture to Senior Indenture
 **4.8.3     Form of Supplemental Indenture to Subordinated Indenture
 **4.9       Form of Junior Subordinated Debt Security (included in Exhibit 4.8.1)
  *4.10      Form of Preferred Securities Guarantee
 **4.11      Form of Senior Debt Security (included in Exhibit 4.8.2)
 **4.12      Form of Subordinated Debt Security (included in Exhibit 4.8.3)
***4.13      Restated Certificate of Incorporation of the Company (filed as exhibit 3(a) to the Company's Annual
             Report on form 10-K for the year ended December 31, 1997 and incorporated herein by reference)
***4.14      Amended and Restated Bylaws of the Company (filed as exhibit 3(b) to the Company's Quarterly Report on form 10-Q for the quarter ended March 31, 1997 and incorporated herein by reference)
***4.15      Certificate of Designation, Preferences and Rights of Preferred Stock of the Company, dated March 25,
             1997 (filed as Exhibit 3(a)(1) to the Company's Annual Report on Form 10-K for the year ended
             December 31, 1987 and incorporated herein by reference)
***4.16      Rights Agreement dated as of April 26, 1994 between the Company and Harris Trust Company of New York, as Rights Agent (filed as Exhibit 4 to the Company's Current Report on Form 8-K filed April 26, 1994 and incorporated herein by reference)
***4.17      Certificate of Designations of Series A Junior Participating Preferred Stock of the Company dated
             April 26, 1994 (filed as Exhibit 4(d) to the Company's Registration Statement on Form S-8 (File No.
             33-54969) filed August 9, 1994 and incorporated herein by reference)
  *5.1       Opinion of Gerald A. Morton
  *5.2.1     Opinion of Richards, Layton & Finger, P.A. relating to Pogo Trust I
  *5.2.2     Opinion of Richards, Layton & Finger, P.A. relating to Pogo Trust II
 **8         Opinion of counsel to the Company as to certain tax matters
  *12.1      Statement re Computation of Ratios
   23.1      Consent of Arthur Andersen LLP
   23.2      Consent of Ryder Scott Company Petroleum Engineers
  *23.3      Consent of Gerald A. Morton (included in Exhibit 5.1)
  *23.4      Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.2.1 and 5.2.2)
 **23.5      Consent of the Company's counsel as to certain tax matters (included in Exhibit 8)
  *24.1      Powers of Attorney for the Company

EXHIBIT NO.                                         DESCRIPTION OF EXHIBIT
-----------  -----------------------------------------------------------------------------------------------------
  *25.1      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Senior Trustee under the Senior Indenture
  *25.2      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Subordinated
             Trustee under the Subordinated Indenture
  *25.3      Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
             Company as Trustee under the Junior Subordinated Indenture
  *25.4.1    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
             Company, as Property Trustee, relating to Pogo Trust I
  *25.4.2    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
             Company, as Property Trustee, relating to Pogo Trust II.
  *25.5.1    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
             Company, as Guarantee Trustee, relating to Pogo Trust I
  *25.5.2    Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust
             Company, as Guarantee Trustee, relating to Pogo Trust II


------------------------


*   Previously filed.



** To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).



*** Incorporated herein by reference as indicated.